UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Intrepid Potash, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202
April 17, 2025
Dear Stockholder:
We cordially invite you to attend the 2025 Annual Meeting of Stockholders of Intrepid Potash, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 29, 2025, at 10:00 a.m. Mountain Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/IPI2025, where you will be able to listen to the Annual Meeting live, submit questions, and vote.
You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending them a full set of printed materials. The Notice tells you how to access and review the important information contained in the proxy materials on the internet and how to request to receive a printed copy of our proxy materials. The Notice also tells you how to vote on the internet or by phone prior to the Annual Meeting.
Your vote is important. We hope you will attend the Annual Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may submit your vote three ways: first, as indicated above, you may vote on the internet or by phone prior to the meeting; second, vote by mail, if you timely request to receive printed copies of these proxy materials in the mail; finally, you are able to vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/IPI2025 and can be found in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?” in the proxy statement.
Very truly yours,

Kevin S. Crutchfield
Chief Executive Officer

Barth E. Whitham
Chair of the Board of Directors

Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date May 29, 2025 at 10:00 a.m. Mountain Time	Place virtual meeting conducted exclusively via live webcast at www.virtualshare holdermeeting.com/IPI2025	Record Date Only holders of record of our common stock on April 7, 2025, are entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Items of Business
1.	To elect two Class II directors nominated by our Board of Directors to serve three-year terms expiring at our 2028 Annual Meeting of Stockholders;
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
Voting
Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.virtualshareholdermeeting.com/IPI2025 or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2025:
This Notice, our proxy statement, and our 2024 annual report are available at www.proxyvote.com.
By Order of the Board of Directors,

Kevin S. Crutchfield
Chief Executive Officer
Denver, Colorado
April 17, 2025

Intrepid Potash, Inc. 707 17th Street, Suite 4200 Denver, Colorado 80202 (303) 296-3006
Proxy Statement
Questions and Answers about the Annual Meeting and Voting
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will be held on Thursday, May 29, 2025, at 10:00 a.m. Mountain Time, online at www.virtualshareholdermeeting.com/IPI2025. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IPI2025 and entering your 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote and ask questions.
This proxy statement will first be made available to stockholders on or about April 17, 2025.
When we use the term “Intrepid,” “us,” “we,” or “our,” we mean Intrepid Potash, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
What matters will be voted on at the Annual Meeting?
We will ask stockholders to vote on the following matters at the Annual Meeting:
(1)	To elect two Class II directors nominated by our Board to serve three-year terms expiring at our 2028 Annual Meeting of Stockholders (Proposal 1);
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal 2);
(3)	To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
(4)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
Who can vote?
Stockholders of record at the close of business on the record date of April 7, 2025 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, we had 13,320,590 shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the Annual Meeting.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for the 10 days prior to the Annual Meeting at our principal executive office, 707 17th Street, Suite 4200, Denver, Colorado 80202.
Intrepid Potash, Inc.   1   2025 Proxy Statement

How do I vote?
Stockholder of Record
If you are a stockholder of record, you can vote over the phone or on the internet prior to the Annual Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/IPI2025.
If you decide to vote by attending the Annual Meeting, a summary of the information you need to attend the Annual Meeting online is provided below:
•	You will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials to attend and participate in the Annual Meeting.
•
The Annual Meeting webcast will begin promptly at 10:00 a.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:30 a.m. Mountain Time, and you should allow ample time for the check-in procedures.

•
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

•	Instructions and assistance with questions regarding how to attend and participate via the internet will be provided at www.virtualshareholdermeeting.com/IPI2025 on the day of the Annual Meeting.
•
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.intrepidpotash.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

Beneficial Holder
If you are a beneficial holder, you can vote prior to the Annual Meeting by following the voting instructions you received from your broker, bank, or other nominee in the mail or by email. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible.
If you do not give your broker, bank, or other nominee instructions as to how to vote, under the rules of the New York Stock Exchange (“NYSE”), your broker, bank, or other nominee may not vote your shares on any of the proposals without your instructions, other than the ratification of the appointment of our independent registered public accounting firm. Please be sure to return your voting instructions to your broker, bank, or other nominee so that your vote is counted. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.
As the beneficial holder, you may attend the Annual Meeting as a “Guest” at www.virtualshareholdermeeting.com/IPI2025, but you may not vote your shares online or otherwise participate at the Annual Meeting unless you have requested and obtained a valid proxy from your bank, broker, or other nominee.
Multiple Holdings
If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.
What is the difference between a stockholder of record and a beneficial holder?
Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.
Intrepid Potash, Inc.   2   2025 Proxy Statement

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are the stockholder of record for those shares and are receiving proxy materials directly from us.
Beneficial Holder
If your shares are held in a stock brokerage account, by a bank, or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank, or other nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. If your shares are held in “street name,” you should direct your bank, broker, or other nominee on how to vote your shares according to the voting instructions your bank, broker, or other nominee has provided to you, or, if you wish to vote at the Annual Meeting, you must contact your broker, bank, or other nominee to obtain a valid proxy. Without a valid proxy from your bank, broker, or other nominee, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions.
Can I change or revoke my vote?
If you are a stockholder of record, you may change your vote at any time prior to the vote at the Annual Meeting by taking any of the following actions:
•	submitting a new proxy with a later date using any of the available methods described above by the applicable deadline;
•	providing a written revocation to our Corporate Secretary, which must be received prior to the vote; or
•	voting online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/IPI2025.
If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee following the instructions they provided to you. If you have received a valid proxy from your bank, broker, or other nominee, you may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.
Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting online will not, by itself, automatically revoke your proxy.
What is the quorum requirement for the Annual Meeting?
A quorum of stockholders is necessary for any action to be taken at the Annual Meeting (other than adjournment or postponement of the Annual Meeting). A quorum exists if stockholders holding a majority of the voting power of our issued and outstanding capital stock are present at the Annual Meeting in person (including by means of remote communication) or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under NYSE rules.
How will my shares be voted at the Annual Meeting?
Your shares will be voted in accordance with your properly submitted instructions.
Stockholders of Record
If you are a stockholder of record and you submit a duly executed proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1, and in favor of each of Proposals 2 and 3, in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.
Beneficial Holders and Broker Non-Votes
If you are a beneficial holder and you do not provide voting instructions to your broker, bank, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal 2). However, they do not have the discretion to vote your
Intrepid Potash, Inc.   3   2025 Proxy Statement

shares on non-routine matters, including the other proposals up for a vote (Proposals 1 and 3). The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered votes cast on the particular matter.
What are the voting requirements for each matter?

Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	To elect two Class II directors nominated by our Board to serve three-year terms expiring at our 2028 Annual Meeting of Stockholders	More votes cast FOR than AGAINST	No effect	No	No effect
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025	More votes cast FOR than AGAINST	No effect	Yes	Not applicable
(3)	To approve, on an advisory basis, the compensation of our named executive officers	More votes cast FOR than AGAINST	No effect	No	No effect

What are the recommendations of the Board?
Our Board recommends that you vote:
•	“FOR” the Class II directors nominated by our Board to serve three-year terms expiring at our 2028 Annual Meeting of Stockholders (Proposal 1);
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal 2); and
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3).
Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.
Who will pay the costs of soliciting votes for the Annual Meeting?
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We expect to pay $13,500 to Alliance Advisors, LLC for its services, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries. These organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.
How can I find the results of the voting after the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Intrepid Potash, Inc.   4   2025 Proxy Statement

PROPOSAL 1
Election of Directors
Current Board Composition
Our Board consists of eight directors divided into three classes, designated as Class I, Class II, and Class III. In accordance with our Second Amended and Restated Bylaws (our “Bylaws”) and Restated Certificate of Incorporation (our “Certificate of Incorporation”), the number of directors of our Board is fixed exclusively by our Board from time to time. The directors are divided as evenly as possible into the three classes. The classes of directors serve for staggered three-year terms.
The current members of the classes are divided as follows:

CLASS I	CLASS II	CLASS III
Terms Expiring at the Annual Meeting in 2027	Terms Expiring at the Annual Meeting in 2025	Terms Expiring at the Annual Meeting in 2026
• Gonzalo M. Avendano	• Mary E. McBride	• Kevin S. Crutchfield
• Chris A. Elliott	• Barth E. Whitham	• Hugh E. Harvey, Jr.
• Lori A. Lancaster		• William M. Zisch

Recent Board Changes
On April 16, 2024, our Board granted Robert P. Jornayvaz III, then Executive Chair of the Board and Chief Executive Officer of the Company, a medical leave of absence in connection with his injury in a non-work accident in April 2024. In connection with Mr. Jornayvaz’s medical leave, our Board temporarily delegated all responsibilities of the Chair of the Board to Barth E. Whitham, then Lead Director. On the same date, our Board appointed Matthew D. Preston, the Company’s Chief Financial Officer, as acting principal executive officer (“Acting PEO”) of the Company, to serve concurrently as Chief Financial Officer and Acting PEO. Mr. Jornayvaz remained on his medical leave of absence from the Company until his resignation from all positions with the Company on September 30, 2024.
On April 16, 2024, our Board appointed Hugh E. Harvey, Jr. to serve as a Class III director of the Company. Mr. Harvey, together with Mr. Jornayvaz, is an original founder and director of our company. On July 9, 2024, our Board appointed Barth E. Whitham to the role of Chair of the Board, replacing Mr. Jornayvaz.
On November 26, 2024, the Board appointed Kevin S. Crutchfield as our Chief Executive Officer, effective December 2, 2024, replacing Mr. Preston as the Company’s Acting PEO. Also on November 26, 2024, Mr. Crutchfield was appointed as a Class III director of our Board effective December 2, 2024.
Effective January 14, 2025, our Board appointed Gonzalo M. Avendano to serve as a Class I director of the Company. In connection with the appointment, the Company entered into a cooperation agreement, dated January 14, 2025 with Clearway Capital Management LLC, an investment company incorporated in Florida owning approximately 9% of our common stock, and certain other persons named in the cooperation agreement. Mr. Avendano was appointed to our Board pursuant to the cooperation agreement. See “Certain Relationship and Related-Person Transactions—Cooperation Agreement” in this proxy statement for additional information on the cooperation agreement.
Director Nominations and Qualifications
Our Corporate Governance Guidelines provide that the Nominating, Corporate Governance, Safety, and Sustainability Committee (“Governance Committee”) is responsible for identifying and recommending to our Board director candidates for nomination to our Board, including recommending to our Board nomination of existing directors for additional terms. The Governance Committee seeks independent directors with diverse backgrounds and experiences that it believes will enhance the quality of our Board’s
Intrepid Potash, Inc.   5   2025 Proxy Statement

deliberations and decisions. When searching for candidates, the Governance Committee considers the evolving needs of our Board and selects nominees based on individual skills, achievements, and experience. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to perform the duties and responsibilities of a director of our Board and a desire to ensure that the Company’s operations and financial reporting are performed in a transparent manner and in compliance with applicable laws, rules, and regulations.
The Governance Committee has adopted and uses a directors skills matrix to assist it in evaluating the needs of our Board. The skills matrix assists the Governance Committee in cultivating a diverse Board in terms of background, experience, skill sets, and tenure. The Governance Committee evaluates each potential nominee individually and in the context of our Board as a whole. The objective is to recommend directors that will contribute to our long-term success and effectively represent stockholder interests. When evaluating the nomination of directors for re-election, the Governance Committee also considers the individual’s historic contributions to our Board.
When seeking new director candidates, the Governance Committee may solicit suggestions from incumbent directors, members of management, stockholders, and others. The Governance Committee has authority to retain a search firm for this purpose. If the Governance Committee believes a candidate would be a valuable addition to our Board, it recommends his or her candidacy to the full Board. The Governance Committee will consider stockholder director nominations, but does not alter its criteria for evaluating candidates, including the criteria described above, for stockholder recommended candidates. Stockholders may recommend individuals to the Governance Committee for consideration as director candidates by submitting the names of such individuals, together with appropriate biographical information, background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Governance Committee, c/o Corporate Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the Governance Committee or our Board, by following the procedures set forth below under the heading “Stockholder Proposals.”
The Class II directors elected at the Annual Meeting will serve until the 2028 Annual Meeting of Stockholders. To be elected, each nominee must receive a majority of the votes cast. Specifically, the number of shares voted “FOR” the nominee must exceed the number of votes cast “AGAINST” that nominee. Cumulative voting is not permitted in the election of directors. Each nominee this year is a current director. Given their existing service on our Board, each nominee has tendered to our Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and our Board decides to accept the resignation. In the event a nominee does not receive a majority of the votes cast, the Governance Committee will make a recommendation, including whether to accept or reject the resignation, to our Board. Our Board will consider the recommendation of the Governance Committee and publicly disclose its decision and the rationale behind its decision regarding acceptance or rejection of a nominee’s resignation within 90 days after the date of the certification of the election results.
Our Board strives to appoint directors that provide the Company with an appropriate balance of experience, continuity, and new perspectives to effectively serve Intrepid and its stockholders. Our current directors have a wealth of experience and expertise in the industries in which we operate and bring a variety of perspectives to our Board. The average director tenure is approximately 5.8 years, with 25% of our directors being female and 12.5% of our directors being ethnically diverse. In considering the nominees for the Class II directorship the Governance Committee assessed the overall qualifications of each nominee and the needs of the Company before making a recommendation regarding nominations to our Board (for more information about our Board committees, including the changes to the committees made in 2024 and 2025, please see below under “Corporate Governance-Committees and Meetings”).
Our nominees for the Class II directorship are Mary E. McBride and Barth E. Whitham, both of whom are current directors. Our Board nominated Ms. McBride and Mr. Whitham based on the recommendation of the Governance Committee. Each nominee has consented to serve as a director if elected. However, if either or both nominees are unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our Board.
Intrepid Potash, Inc.   6   2025 Proxy Statement

Nominees for Election
CLASS II DIRECTORS, WITH TERMS EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Biographical information for our directors who were nominated by our Board upon the recommendation of our Governance Committee for re-election at the Annual Meeting is set forth below.

MARY E. MCBRIDE AGE 69 INDEPENDENT DIRECTOR since May 2020 COMMITTEES • Audit (Chair) • Compensation
EXPERIENCE AND QUALIFICATIONS
Ms. McBride is a senior banking executive with over 30 years of experience in commercial banking. Ms. McBride’s financial expertise and experience with companies in representative industries provides our Board with unique financial perspectives and insights into the industries we serve through sales of potash, water, and oilfield related products.

PROFESSIONAL BACKGROUND
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President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America (2013-2016)

Other Positions at CoBank: (1993-2013)
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Chief Banking Officer
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Chief Operating Officer
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Executive Vice President, Communications and Energy Banking Group
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Senior Vice President and Manager, Operations Division
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Senior Vice President and Manager, Corporate Finance Division
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Vice President, Loan Policy & Syndications

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Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A., a community bank (1985-1993)

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Assistant Vice President, Energy & Utilities at First National Bank of Boston (1980-1985)

OTHER CURRENT PUBLIC COMPANY
BOARDS
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Ellington Residential Mortgage REIT, a residential mortgage REIT (Nasdaq:EARN) (since 2021)
  •
Member of Audit Committee
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Member of Compensation Committee
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Member of Nominating and Governance Committee

EDUCATION
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B.A., Political Science, Wellesley College

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M.Sc., European Studies, The London School of Economics and Political Science

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Master of Science, Management, MIT Sloan School of Management

BARTH E. WHITHAM AGE 68 INDEPENDENT DIRECTOR since April 2008 CHAIR OF THE BOARD since July 2024 COMMITTEES • Compensation
EXPERIENCE AND QUALIFICATIONS
Mr. Whitham has over 30 years of experience in the energy, banking, and extractive resources industries. Mr. Whitham’s experience with companies in the energy and extractive resources industries provides our Board with a unique perspective into these industries, which we serve through sales of potash, water, and oilfield related products.

PROFESSIONAL BACKGROUND
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Chief Executive Officer, President, and Director of Enduring Resources, LLC, a private company with exploration and production operations in the United States (2004-Present)

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President, Chief Operating Officer, and Director of Westport Resources, Corporation, a public upstream energy company that merged with Kerr McGee/Anadarko (1991-2004)

OTHER CURRENT PUBLIC COMPANY BOARDS
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Ensign Energy Services, Inc. (TSX:ESI.TO) (since 2007)
  •
Member of the Audit Committee
  •
Member of the Compensation Committee
  •
Member of the Health, Safety & Environment Committee

EDUCATION
•
B.Sc., Petroleum Engineering, Colorado School of Mines

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M.Sc., Economics, Colorado School of Mines

Intrepid Potash, Inc.   7   2025 Proxy Statement

Directors Continuing in Office
Biographical information for our directors continuing in office is set forth below.
CLASS III DIRECTORS, WITH TERMS EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

KEVIN S. CRUTCHFIELD AGE 64 DIRECTOR since December 2024 CHIEF EXECUTIVE OFFICER since December 2024
EXPERIENCE AND QUALIFICATIONS
Mr. Crutchfield has over three decades of global mining experience and over 20 years of leadership, operating, and technical experience in public company and board of director roles. Mr. Crutchfield brings to our Board his expertise in corporate leadership, financial and operational management, government and regulatory oversight, health and safety management, and industry expertise.

PROFESSIONAL BACKGROUND
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Chief Executive Officer and Director, Intrepid Potash, Inc. (December 2024-Present)

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Chief Executive Officer, President, and Director Compass Minerals International, Inc., a public company that produces minerals for industrial, agricultural, commercial, and consumer markets (2019-2024)

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Chief Executive Officer and Director, Contura Energy, Inc. (n/k/a Alpha Metallurgical Resources), a public company with affiliate mining operations across multiple major coal basins (2016-2019)

  •
Contura Energy, Inc. was formed after a restructuring of Alpha Natural Resources, Inc., following a Chapter 11 bankruptcy.

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Chief Executive Officer, Alpha Natural Resources, Inc., a public coal production company (2009-2016)

Other positions held at Alpha Natural Resources, Inc.: (2003-2009)
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Director
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President
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Executive Vice President
EDUCATION • B.Sc., Mining and Mineral Engineering, Virginia Tech • Executive Program, University of Virginia Darden School of Business

Intrepid Potash, Inc.   8   2025 Proxy Statement

HUGH E. HARVEY, JR. AGE 72 INDEPENDENT DIRECTOR since April 2024 COMMITTEES • Compensation (Chair)
EXPERIENCE AND QUALIFICATIONS
Mr. Harvey has management experience with Intrepid and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, a unique combination of mining, mineral processing, drilling, field operations and economic evaluation experience, and engineering and operational experience in extractive industries. Mr. Harvey provides our Board with unique insight and experience given his history and institutional knowledge of our company and his expertise in solution mining.

PROFESSIONAL BACKGROUND
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Vice Chair of the Board of Directors, Intrepid Potash, Inc. (2020-2022)

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Other positions held at Intrepid: (2007-2020)
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Executive Vice Chair of the Board
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Chief Operating Officer
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Chief Technology Officer
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Executive Vice President of Technology

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Co-Founder and Manager, Intrepid Mining, Intrepid Potash, Inc.’s predecessor company (2000-2007)

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Founder and Manager, Intrepid Oil and Gas, LLC, a private company that pursued oil and gas exploration opportunities (1996-2018)
EDUCATION • B.Sc., Mining Engineering, Colorado School of Mines • M.Eng., Petroleum Engineering, Colorado School of Mines

Intrepid Potash, Inc.   9   2025 Proxy Statement

WILLIAM M. ZISCH AGE 67 INDEPENDENT DIRECTOR since May 2022 COMMITTEES • Nominating, Corporate Governance, Safety, and Sustainability
EXPERIENCE AND QUALIFICATIONS
Mr. Zisch has over 40 years of business experience and an in-depth knowledge of the mining industry. He brings a unique perspective to our Board given his day-to-day involvement in the mining industry and knowledge of our operations.

PROFESSIONAL BACKGROUND
•
Professor of Practice and Department Head, Mining Department, Colorado School of Mines (2023-Present)

•
Independent Consultant (2019-2023)

•
Chief Operating Officer, Argonaut Gold, Inc., a public gold company with a portfolio of multi-stage assets in North America (2016-2019)

•
President and Chief Executive Officer, Midway Gold US, Inc., a private company engaged in the exploration and development of gold and silver (2014-2016)

  •
In 2015, Midway filed for Chapter 11 bankruptcy, which resulted in a Plan of Liquidation that was approved in 2017

•
Vice President of Operations, Royal Gold, Inc., a public precious metals streaming and royalty company (2009-2014)

•
Vice President of Planning, Newmont Mining Corporation (“Newmont”), a public company that mines gold and other minerals (2007-2009)

Other Positions at Newmont: (1997-2007)
  •
Vice President of African Operations
  •
Operations Manager
  •
Director of Business Management
EDUCATION • B.Sc., Mining Engineering, Colorado School of Mines • MBA, Management, The Wharton School of the University of Pennsylvania

Intrepid Potash, Inc.   10   2025 Proxy Statement

CLASS I DIRECTORS, WITH TERMS EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

GONZALO M. AVENDANO AGE 57 INDEPENDENT DIRECTOR since January 2025 COMMITTEES • Audit • Nominating, Corporate Governance, Safety, and Sustainability
EXPERIENCE AND QUALIFICATIONS
Mr. Avendano has over 30 years of experience in the finance and wealth management industries. Mr. Avendano brings to our Board his industry knowledge, business expertise, experience with global investment markets, and his unique perspective as an advisor to one of the Company’s largest stockholders.

PROFESSIONAL BACKGROUND
•
Investment Advisor, Clearway Capital Management, a private investment advisory firm (2014-Present)

•
Owner and Operator, Haras Patagones SRL, private company operating in the agriculture industry (2009-Present)

•
Founder and Chief Executive Officer, Silver Mills, LLC, a private investment advisory group (2005-2014)

•
Executive Director, UBS AG, a multinational bank (2003-2005)

•
Director, Private Wealth Management, Deutsche Bank AG, a multinational bank (1999-2003)

•
Investment Representative, Lehman Brothers, Inc., a global investment bank (1997-1999)
EDUCATION • Bachelor in Law, University of Buenos Aires

CHRIS A. ELLIOTT AGE 59 INDEPENDENT DIRECTOR since August 2010 COMMITTEES • Audit • Compensation
EXPERIENCE AND QUALIFICATIONS
Mr. Elliott has over 30 years of business experience in the agricultural industry. His experience brings to our Board an in-depth understanding of agricultural markets, regulatory processes, manufacturing, and real estate. Mr. Elliott’s day-to-day involvement in the agricultural industry provides our Board with a unique perspective of our industry and our agricultural customers.

PROFESSIONAL BACKGROUND
•
Chief Executive Officer and President,
Naturion, LLC, a private company that invests in environmental restoration (2018-Present)

•
Chief Executive Officer, AgCoA, a private company that owned, managed, and operated agricultural real estate (2007-2017)
EDUCATION • B.Sc., Economics, University of Illinois • MBA, Finance, Columbia University

Intrepid Potash, Inc.   11   2025 Proxy Statement

LORI A. LANCASTER AGE 55 INDEPENDENT DIRECTOR since July 2021 COMMITTEES • Audit • Nominating, Corporate Governance, Safety, and Sustainability (Chair)
EXPERIENCE AND QUALIFICATIONS
Ms. Lancaster has a 20-year investment banking career, during which she advised public and private companies operating in a variety of sectors and regions within the natural resources and global energy industries. Ms. Lancaster executed on over $60 billion of merger, acquisition, and similar transactions in the energy sector during her career and led numerous debt and equity capital markets transactions. Ms. Lancaster’s advisory experience across different representative industry sectors and leadership in our advising strategic transactions provides our Board with a valuable perspective on development and execution of the Company’s strategic and financial objectives.

PROFESSIONAL BACKGROUND
•
Independent Consultant and Non-Executive Director to the Energy Sector (2017-Present)

•
Managing Director, UBS Securities, LLC, a global investment bank and brokerage firm (2013-2016)

•
Managing Director, Nomura Securities, a financial services group and global investment bank (2010-2013)

•
Managing Director, Goldman Sachs & Co. a global investment bank and brokerage firm. (1999-2008)

OTHER CURRENT PUBLIC COMPANY BOARDS
•
Vital Energy, Inc. (NYSE: VTLE) (Since 2020)
  •
Chair of the Finance Committee
  •
Member of the Audit Committee

•
Precision Drilling Corporation (NYSE: PDS) (Since 2022)
  •
Member of the Audit Committee
  •
Member of the Nominating and Corporate Governance Committee

EDUCATION
•
BBA, Finance, Texas Christian University

•
MBA, Finance & Strategic Management, University of Chicago Booth School of Business

•
Directorship Certified, NACD (National Association of Corporate Directors)

OUR BOARD RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE.

Intrepid Potash, Inc.   12   2025 Proxy Statement

PROPOSAL 2
Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm
The Audit Committee of our Board has appointed KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the year ending December 31, 2025, and our Board is asking our stockholders to ratify this appointment. Stockholder approval or ratification is not required to appoint KPMG; however, our Board believes that submitting the appointment of KPMG to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of Intrepid and our stockholders.
In selecting KPMG, the Audit Committee considered several factors, including the following:
•	The Audit Committee’s and management’s assessments of KPMG’s performance;
•	KPMG’s independence and integrity; and
•	KPMG’s fees and the quality of services provided to us.
KPMG has served as our independent registered public accounting firm since 2007. To our knowledge, neither KPMG nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
We paid the following fees to KPMG for the audit of our consolidated financial statements and for other services provided in the years ended December 31, 2024 and 2023. All of these services and fees were pre-approved by the Audit Committee pursuant to the pre-approval policy and procedures set forth below.

	2024	2023
Audit Fees	$1,001,689	$1,042,986
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,001,689	$1,042,986

Audit fees include fees associated with the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our periodic reports; accounting consultations; services related to, or required by, statute or regulation, such as consents; and other audit services related to SEC and other regulatory filings. Tax fees represent fees for tax consulting services. The Audit Committee has concluded that the provision of these non-audit services is compatible with maintaining the independence of KPMG.
Intrepid Potash, Inc.   13   2025 Proxy Statement

Audit Committee Pre-Approval Policy and Procedures
Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures:
•
If applicable, each year the Audit Committee reviews and pre-approves a schedule of the proposed non-audit services and estimated fees to be provided by the independent accountants during the next annual audit cycle.

•	Actual amounts paid to the independent accountants are monitored by management and reported to the Audit Committee.
•
Any non-audit services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed (unless the services meet the de minimis exception allowed by law).

•	Incremental fees for previously approved non-audit services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

Our Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Intrepid Potash, Inc.   14   2025 Proxy Statement

Audit Committee Report
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Intrepid’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Intrepid’s independent registered public accounting firm, (c) the performance of Intrepid’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for Intrepid’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. KPMG LLP (“KPMG”), as Intrepid’s independent registered public accounting firm, is responsible for performing an independent audit of Intrepid’s financial statements in accordance with generally accepted auditing standards and its internal control over financial reporting and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements of Intrepid for the year ended December 31, 2024. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures, the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Intrepid be included in Intrepid’s Annual Report on Form 10-K for the year ended December 31, 2024, that was filed with the SEC.
The Audit Committee

Mary E. McBride (Chair)
Gonzalo M. Avendano
Chris A. Elliott
Hugh E. Harvey, Jr.
Lori A. Lancaster
Barth E. Whitham
William M. Zisch
Intrepid Potash, Inc.   15   2025 Proxy Statement

PROPOSAL 3
Advisory Vote to Approve Executive Compensation
We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal is often called a “say-on-pay” vote. We encourage you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement and the summary compensation and other tables that follow the CD&A. These sections provide information about our executive compensation program.
We are asking stockholders to approve the following non-binding resolution:
RESOLVED, that the compensation paid to Intrepid’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion, is hereby APPROVED.
The say-on-pay vote, which is required by Section 14A of the Securities Exchange Act of 1934, gives our stockholders the opportunity to express their views on the compensation of our executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the principles, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote is not binding on us, our Board, or the Compensation Committee. Our Board and Compensation Committee expect to consider the outcome of the vote when making future executive compensation decisions. At our 2024 Annual Meeting, our stockholders expressed support for the compensation of our executives, with 86% of the votes cast for advisory approval of our executive compensation.
At our 2023 Annual Meeting of Stockholders, our stockholders supported, on an advisory basis, holding the say-on-pay vote on an annual basis. After considering stockholder support for an annual say-on-pay vote, our Board determined to hold the say-on-pay vote annually. Accordingly, we hold a say-on-pay vote at each of our annual meetings.

Our Board recommends a vote “FOR” the advisory vote to approve the compensation of our named executive officers.

Intrepid Potash, Inc.   16   2025 Proxy Statement

Corporate Governance
Director Independence
Our Board is comprised of a majority of independent directors. Our Board has determined that each of Gonzalo M. Avendano, Chris A. Elliott, Hugh E. Harvey, Jr., Lori A. Lancaster, Mary E. McBride, Barth E. Whitham, and William M. Zisch is an independent director under the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) and do not have any material relationship with us other than their position as directors and stockholders. In making these determinations, our Board considered past employment, remuneration, and all other relationships with Intrepid, as well as the specific independence tests set forth in the NYSE’s director independence rules. As our Chief Executive Officer, Kevin S. Crutchfield is not considered an independent director under SEC and NYSE rules.
Board Leadership Structure
Our Bylaws provide for but do not require separation of the roles of Chief Executive Officer and Board Chair, and our Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, the roles of Board Chair and Chief Executive Officer are separated. Mr. Whitham serves as the Chair of the Board, where he has served since July 2024, and Mr. Crutchfield has served as our Chief Executive Officer, since December 2024. Prior to being elected as Chair, Mr. Whitham served as our Lead Independent Director since September 2020.
Our Board believes that our current leadership structure and the composition of our Board protect stockholder interests and provide independent oversight, while also providing outstanding leadership and direction for our Board and management. All of our directors other than our Chief Executive Officer are “independent” under NYSE standards, as more fully described above. Our Board believes that having an outside, independent director serve as Chair is the most appropriate leadership structure for the Board, as it enhances our Board’s independent oversight of management and strategic planning, reinforces our Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of our Board. Moreover, our Board believes an independent Chair can more effectively lead our Board in objectively evaluating the performance of management, including the Chief Executive Officer, and guide our Board through appropriate governance processes. Our Board may modify the structure as it deems appropriate based on the needs of the Company.
Risk Management
Our Board has an active role, as a whole and at committee levels, in overseeing the assessment and management of the Company’s exposure to various risks. Our Board oversees management of risks associated with accounting, financial reporting, cybersecurity, operations, health, safety, and the environment. Our Board, in coordination with the Audit Committee, oversees our risk management program. The risk management program includes engaging in regular risk assessments to inform our long-term strategic business plans. The Audit Committee and management are actively involved in reviewing our information security strategies and updating these strategies as risks evolve. While each standing Board committee is responsible for overseeing the management of risks relating to its area of oversight, the entire Board is regularly informed about these risks through committee meeting attendance or committee reports.
We are exposed to a number of risks and we regularly undertake a risk management review to identify and evaluate risks throughout our Company and to develop plans to manage these risks effectively. We also have established a compliance program, including our Code of Business Conduct and Ethics and ancillary statements and policies, and have appointed a Chief Compliance Officer to manage the compliance program. In this capacity, our Chief Compliance Officer reports directly to the Audit Committee.
The Audit Committee oversees the management of accounting, financial reporting, cybersecurity, and financial risks, and the management of our compliance program. The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or audit matters. We have established a website and phone number for employees and others to use to report, on a confidential and anonymous basis if desired, any violation of Intrepid’s Code of Business Conduct and Ethics, including complaints regarding accounting or auditing matters, workplace
Intrepid Potash, Inc.   17   2025 Proxy Statement

discrimination, and workplace harassment. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance Committee manages risks associated with director independence and potential conflicts of interest, as well as environmental, health, and safety risks.
Communication with Directors
Stockholders and other interested parties who wish to communicate with our Board, including our independent or nonemployee directors as a group, our Chair of the Board, or any other individual director, may do so by submitting a written communication to our Chair of the Board at the following address:
Attn: Chair of the Board
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202
Communications can be made anonymously and confidentially using this method. A copy of communications received will be forwarded to our General Counsel and retained for a reasonable period of time. Our Chair of the Board may discuss these communications with our legal counsel, independent advisors, nonemployee directors, or management and may take other action or no action as he determines in good faith, using reasonable judgment and discretion.
Stock Ownership Guidelines
We believe that stock ownership by our directors and executives aligns their interests with the interests of our other stockholders. Our Board has established stock ownership guidelines that encourage these individuals to own meaningful amounts of our common stock. Each covered individual is expected to own Intrepid common stock with a value at least equal to a specified multiple of his or her then-current annual salary or annual cash retainer, subject to a phase-in period. Ownership value is measured based on the greater of market or acquisition value. After the phase-in period, the individual may not enter into any transaction (including a sale of shares received through equity incentive awards) that would result in non-compliance, excluding the withholding of shares to cover taxes due upon the vesting of an award. In addition, during any period of noncompliance, the individual is expected to retain ownership of at least 50% of the total number of shares received from the exercise of stock options, excluding any shares withheld to cover taxes and any shares sold or netted to pay the exercise price, until the ownership level has been achieved. The Compensation Committee may waive these guidelines if compliance would place a severe hardship on an individual. All our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period.
The table below summarizes our stock ownership guidelines:

Individual	Multiple of Annual Salary or Cash Retainer	Phase-In Period	Covered Individuals Are in Compliance with Guideline or within Applicable Phase-In Period
Chief Executive Officer	6	5 years after first becoming CEO
Other Section 16 Officers	2	5 years after first becoming subject to the guidelines
Nonemployee Directors	4	5 years after first becoming a director

Insider Trading Policy
We have adopted an insider trading policy applicable to our directors, officers, and employees that sets forth procedures reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards (the “Insider Trading Policy”). Our directors and executives are subject to various trading restrictions under our Insider Trading Policy. These individuals may enter transactions involving our securities only during quarterly trading periods and must receive our permission before entering into these transactions. Derivative transactions may allow a person to own our securities without the full risks and rewards of ownership and, as a result, the person may no longer have the same objectives as other holders of our securities. Accordingly, pursuant to our Insider Trading Policy, our directors and executives must receive pre-approval for any
Intrepid Potash, Inc.   18   2025 Proxy Statement

transaction in derivative securities, and only receive approval when they do not involve this risk. Directors and executives are prohibited from engaging in short sales relating to our securities. A copy of the Insider Trading Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Hedging and Pledging Transactions
The Company does not allow pledging its securities as collateral except under special circumstances approved by Intrepid’s Audit Committee. Any exceptions approved by the Audit Committee in which a director or executive officer wishes to pledge Intrepid securities as collateral for a loan shall include, among other conditions, a clear demonstration of the director’s or executive officer’s financial capacity to repay the loan without resort to the pledged Intrepid securities. No officer or director currently has any Company securities pledged as collateral for a loan.
Corporate Responsibility and Sustainability
We operate daily with our stakeholders in mind. We are committed to managing the risks and opportunities that arise from sustainability issues. Intrepid has an unwavering commitment to sustainability and being a responsible environmental steward. In July 2024, we published our 2024 Sustainability Report. We encourage you to read our 2024 Sustainability Report and learn more about our strategy, efforts, and goals relating to sustainability issues and our commitment to our stakeholders, by reviewing information related to these efforts, which can be found at www.intrepidpotash.com/esg/.
Committees and Meetings
Our Board met thirty-three times in 2024. Except for Mr. Jornayvaz, who was on a medical leave of absence, each director attended (in-person or virtually) at least 75% of the total number of meetings of: (i) our Board (held during the period for which such person has been a director) and (ii) the committees of our Board on which such person served (during the periods that such person served). While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend meetings of stockholders. All directors, except Mr. Jornayvaz, who was on a medical leave of absence, attended our 2024 Annual Meeting of Stockholders. Our independent and nonemployee directors meet regularly in executive session without management present. Mr. Whitham, our Chair of the Board, presides over executive sessions.
Our Board has three standing committees: the Audit, Compensation, and Governance Committees. In September 2024, our Board dissolved the Strategy Committee, and in March 2025, our Board reassigned the responsibilities of the prior Environmental, Health, Safety, and Sustainability Committee to the Nominating and Corporate Governance Committee and the Compensation Committee. Our Board then amended the Nominating and Corporate Governance Committee’s name to the Nominating, Corporate Governance, Safety, and Sustainability Committee to appropriately capture the committee’s expanded responsibilities.
Each Board committee is comprised solely of independent directors. As necessary, each of these committees meets in executive session without management present. The charters for these committees are available on our website at www.intrepidpotash.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.
Intrepid Potash, Inc.   19   2025 Proxy Statement

In March 2025, our Board reorganized the committee member assignments as set forth below. Prior to March 2025, all independent directors served on every committee. The following table sets forth the current chairperson and members of each committee, and the number of meetings held by each applicable committee in 2024.

Name of Director	Audit Committee	Compensation Committee	Nominating, Corporate Governance, Safety, and Sustainability Committee
Gonzalo M. Avendano	•		•
Chris A. Elliott	•	•
Hugh E. Harvey, Jr.		Chair
Lori A. Lancaster	•		Chair
Mary E. McBride	Chair	•
Barth E. Whitham		•
William M. Zisch			•
Number of Meetings in 2024(1)	7	5	4

(1)	Prior to its dissolution in September 2024, the Strategy Committee met three times in 2024. The Environmental, Health, Safety, and Sustainability Committee met four times in 2024.
Audit Committee
The Audit Committee assists our Board in fulfilling its responsibilities to the Company and its stockholders relating to the accounting and financial reporting processes and the audit of our financial statements. The Audit Committee oversees management’s processes and activities related to maintaining the reliability and integrity of our accounting policies, financial reporting practices, and financial statements; the assessment of the independent registered public accounting firm’s qualifications and independence; and compliance with laws and regulations and the requirements of the NYSE. The Audit Committee is solely responsible for the engagement of our independent registered public accounting firm and reviews the quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with the independent registered public accounting firm and reviews its independence, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our risk management policies. Our Audit Committee oversees our risk management program, including the management of cyber threats, which includes reviewing and updating our information and cybersecurity strategies. The Audit Committee also has oversight responsibility for our internal audit function. Our Director of Internal Audit reports directly to the Audit Committee. Our Audit Committee members are prohibited from serving on more than two other audit committees of public companies.
Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of the NYSE and is independent under the NYSE’s director independence standards and applicable SEC standards. In addition, our Board has determined that each of Ms. McBride and Ms. Lancaster qualifies as an “audit committee financial expert” as defined by SEC rules.
Compensation Committee
The Compensation Committee assists our Board in discharging its responsibilities relating to the compensation of our executives and directors; administers our equity incentive plans; and has overall responsibility for evaluating and approving (or recommending for approval to our Board) all compensation plans, policies, and programs that affect our executives and directors. You can find more information about the Compensation Committee’s role in setting executive compensation below under the heading “Compensation Discussion and Analysis.” The Compensation Committee may form and delegate responsibility to subcommittees
Intrepid Potash, Inc.   20   2025 Proxy Statement

as it deems necessary or appropriate, provided that any subcommittee must meet all applicable independence requirements. Our Board has determined that each member of the Compensation Committee is independent under the NYSE’s director independence standards and applicable SEC rules.
Nominating, Corporate Governance, Safety, and Sustainability Committee
The Governance Committee reviews the overall composition of our Board, identifies individuals qualified to become members of our Board, and recommends to our Board the director nominees for the next Annual Meeting of Stockholders. The Governance Committee oversees the evaluation of our Board and management succession plans; reviews our policies and practices on corporate governance, including our Corporate Governance Guidelines; and recommends to our Board any changes it deems necessary. The Governance Committee also oversees, reviews and makes recommendations to management regarding the Corporation’s policies, performance, and reporting on environmental, health, safety, sustainability, and social responsibility matters. Our Board has determined that each member of the Governance Committee is independent under the NYSE’s director independence standards.
Governance-Related Materials
You can find copies of our governance-related materials, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters of the Audit Committee, Compensation Committee, and Governance Committee in the investor relations section of our website at www.intrepidpotash.com. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:
Corporate Secretary
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202
Intrepid Potash, Inc.   21   2025 Proxy Statement

Executive Officers
The following table sets forth certain information about our executive officers, as of April 17, 2025:

Name	Age	Position(s)
Kevin S. Crutchfield	64	Chief Executive Officer
Matthew D. Preston	40	Chief Financial Officer
Christina C. Sheehan	42	General Counsel and Corporate Secretary

Kevin S. Crutchfield. Biographical information for Mr. Crutchfield is provided above under the heading “Election of Directors.”
Matthew D. Preston. Mr. Preston has served as our Chief Financial Officer since December 2021 and previously served as our acting principal executive officer (“Acting PEO”) from April 16, 2024 to December 1, 2024. Mr. Preston also served as our Vice President of Finance from November 2019 to December 2021, and our Director of Budget and Forecast from April 2016 to November 2019. Previously, Mr. Preston served in successively more senior finance roles since joining Intrepid in 2008, including Senior Manager of Budget and Forecast, Manager of Budget and Forecast, and Financial Analyst.
Christina C. Sheehan. Ms. Sheehan has served as our General Counsel and Corporate Secretary since May 2022. Ms. Sheehan served as our Deputy General Counsel from December 2021 to May 2022. Before joining Intrepid, Ms. Sheehan was a partner at the law firm Modrall, Sperling, Roehl, Harris & Sisk, P.A., where she practiced from September 2009 to November 2021.
Intrepid Potash, Inc.   22   2025 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2024 compensation of our named executive officers. For 2024, our named executive officers were:

Named Executive Officer	Title
Robert P. Jornayvaz III(1)	Former Executive Chair of the Board and Former Chief Executive Officer
Kevin S. Crutchfield(2)	Chief Executive Officer
Matthew D. Preston(3)	Chief Financial Officer and Former Acting Principal Executive Officer
Christina C. Sheehan	General Counsel and Corporate Secretary

(1)
Mr. Jornayvaz served as Executive Chair of the Board and Chief Executive Officer until April 15, 2024. On April 16, 2024, our Board granted Mr. Jornayvaz a medical leave of absence, and Mr. Jornayvaz resigned from all positions with the Company on September 30, 2024.

(2)	Mr. Crutchfield was appointed Chief Executive Officer effective December 2, 2024.
(3)
Mr. Preston served as acting principal executive officer (“Acting PEO”) from April 16, 2024 to December 1, 2024 during Mr. Jornayvaz’s medical leave of absence and prior to Mr. Crutchfield’s appointment.

When we refer to our “executives” or “named executive officers” throughout this proxy statement, we mean the four individuals named above. You can find biographical information for our current executive officers on our website and above under the heading “Executive Officers.”
2024 Executive Officer Changes and CEO Compensation Summary
Robert P. Jornayvaz III
On April 16, 2024, our Board granted Robert P. Jornayvaz III, then Executive Chair of the Board and Chief Executive Officer of the Company, a medical leave of absence in connection with his injury in a non-work-related accident in April 2024. In connection with Mr. Jornayvaz’s medical leave, our Board temporarily delegated all responsibilities of the Chair of the Board to Barth E. Whitham, Lead Director. On the same date, our Board appointed Matthew D. Preston, the Company’s Chief Financial Officer, as acting principal executive officer (“Acting PEO”) of the Company, to serve concurrently as Chief Financial Officer and Acting PEO. Mr. Jornayvaz remained on his medical leave of absence from the Company until his resignation from all positions with the Company on September 30, 2024.
Through the end of his leave of absence, Mr. Jornayvaz received his base salary, which was approved by the Compensation Committee in 2023. Additionally, Mr. Jornayvaz received short-term disability benefits during his medical leave of absence. Mr. Jornayvaz did not receive any equity awards in 2024, and he did not participate in the performance cash bonus plan in 2024.
On September 30, 2024, Intrepid entered into a Separation and General Release Agreement (“Separation Agreement”), with the court-appointed guardian of the Company’s former principal executive officer, Robert P. Jornayvaz III, which became effective on October 8, 2024. Under the terms of the Separation Agreement, Mr. Jornayvaz received $2,041,949 in cash in respect of all compensation owed to him for services rendered prior to the accident and certain COBRA benefits. In addition, Mr. Jornayvaz received certain medical benefits in connection with the injury and he forfeited all unvested equity awards granted to him. As part of his separation, Mr. Jornayvaz agreed to the termination of (i) the aircraft dry lease between Intrepid Production Holdings, LLC and Intrepid Potash, Inc. (as amended) and (ii) the director designation and voting agreement (both described below under the heading “Related-Person Transactions”).
Intrepid Potash, Inc.   23   2025 Proxy Statement

Kevin S. Crutchfield
Mr. Crutchfield was appointed as our Chief Executive Officer on November 26, 2024, effective December 2, 2024, replacing Mr. Preston, who was serving as the Company’s Acting PEO. On the same date, Mr. Crutchfield was appointed as a Class III director of our Board.
In connection with his appointment as Chief Executive Officer, the Company entered into an Executive Employment Agreement (the “CEO Employment Agreement”) with Mr. Crutchfield, with an initial 3-year term, subject to extension as set forth in the CEO Employment Agreement. The CEO Employment Agreement provides Mr. Crutchfield with an initial base salary of $600,000, subject to annual review by our Board. Mr. Crutchfield is also entitled to participate in the Company’s annual bonus plan for executive officers beginning in fiscal year 2025, with an initial target bonus opportunity of at least 100% of his annual base salary.
The CEO Employment Agreement also granted Mr. Crutchfield, among other things, a sign on cash bonus of $50,000 and equity awards consisting of restricted stock and performance stock units (“PSUs”) having a grant date fair value of $3,558,170. Additional information about Mr. Crutchfield’s equity awards can be found below under the header “Mr. Crutchfield’s Equity Awards.” In addition, Mr. Crutchfield was granted certain termination and change-in-control protection benefits. Additional information about the change-in-control benefits contained in the CEO Employment Agreement is described below under the header “Potential Payments Upon Termination and Change in Control”.
Executive Summary
Objectives of Executive Compensation Program
Our compensation program for our named executive officers is designed to meet the following primary objectives:
•
Management Development and Continuity. Provide competitive compensation opportunities that attract, retain, motivate, and reward talented executives, with both an annual and significant long-term component.

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Pay-for-Performance. Emphasize pay for performance by linking a meaningful portion of compensation to performance of our corporate strategies that are developed to promote the interests of our stockholders.

•	Long-Term Focus on Stockholder Value. Encourage stock ownership to align executives’ interests with the interests of our stockholders.
Compensation Summary for Executive Officers
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Continuation of Annual Cash Bonus Program– The Compensation Committee continued the annual cash bonus program for 2024 as described under the header “2024 Bonus Program” below. All executives other than Mr. Jornayvaz and Mr. Crutchfield were eligible to participate in the cash bonus program in 2024. The program was designed to pay bonuses based on performance in 2024 compared to pre-established financial, operating, and individual performance goals.

•
Equity Awards to Motivate and Retain Executives – In March 2024, we granted annual equity awards to executives other than Mr. Jornayvaz and Mr. Crutchfield. These awards consisted of a 50% time-based restricted stock award to promote retention and long service to the Company and a 50% performance-based restricted stock award to reward increasing the stock price after the grant date as well as continuation of service after the grant date. As noted above, Mr. Jornayvaz did not receive an equity award in 2024, and Mr. Crutchfield was awarded equity as part of the CEO Employment Agreement, with a mix approximately 50% time-vested and 50% subject to performance contingences (both for increasing our stock price to achieve several stock price hurdles and for relative TSR compared to the Russell 2000 index.

•
Annual Increases in Base Salaries and Retention Compensation – The Compensation Committee approved cost-of-living adjustments for certain executives and adjustments to certain executive salaries to bring them closer to the median salaries of our peer group. The Compensation Committee also provided retention compensation to Mr. Preston and Ms. Sheehan following Mr. Jornayvaz’s unexpected medical leave of absence to recognize the increase in responsibility and leadership required, including to Mr. Preston for serving as the Acting PEO.

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Pay-for-Performance
We emphasize pay for performance for our executive officers in several ways:

At-Risk Compensation
Our executives are responsible for our overall performance. We believe that, over the long term, a meaningful part of executive compensation should be variable, or “at-risk,” based on our performance. The portion of total compensation that is at risk for an executive generally increases with his or her role. As a result, executives with greater responsibility for achieving our performance goals bear a greater proportion of the risk if those goals are not achieved and receive a greater proportion of the reward if those goals are achieved. At-risk compensation consists of annual cash bonuses and equity awards.

Performance-Based Bonuses
We have developed a program designed to pay annual cash bonuses based on the achievement of pre-established annual financial, operational, and individual goals that we believe impact the longer-term value of Intrepid. For 2024, bonus opportunities ranged from 0% to 200% of target based on performance.

Long-Term Equity Awards
By their nature, the value of equity awards is directly linked to the long-term performance of our stock. In 2024, equity awards for our executive officers were granted in equal value amounts in the form of time-vesting stock awards and performance-based awards, which promote the long-term retention of our executives and key management personnel, and stock price increase after grant.

Individual Performance
In setting overall compensation for executives, the Compensation Committee periodically considers market data and overlays an evaluation of the individual executive’s contributions to our business. In evaluating individual performance, the Compensation Committee may consider, among other items, how an executive’s efforts and accomplishments contribute to the advancement of our long-term goals.

Impact of 2024 Say-on-Pay Advisory Vote
At our 2024 Annual Meeting of Stockholders, stockholders expressed support for the compensation of our executives, with 86% of the votes cast for advisory approval of our executive compensation. Our Compensation Committee believes this affirms our stockholders’ support of our performance-based approach to executive compensation, including the establishment of challenging performance measures. The Compensation Committee will continue to consider and discuss the results of future advisory votes on executive compensation and make appropriate changes to executive compensation based on stockholder feedback.
Elements of Executive Compensation
Our 2024 compensation program is made up of the following direct compensation elements:

Element	Fixed or Variable	Purpose
Base Salary	Fixed
To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, performance, responsibility, and experience.

Annual Cash Incentive	Variable	To incentivize the achievement of near-term financial, operational, and individual goals. Target bonus amounts are reviewed annually based on Company and individual performance.
Equity Awards	Variable
To align executives’ interests with the long-term interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and key management personnel.

We also provide employee benefits and perks, as well as certain severance and change-in-control protection benefits, that are designed to attract, retain, and preserve productivity of our named executive officers. Please refer to the information under the heading “Employee Benefits,” below for additional details on these benefits.
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Role of the Compensation Committee, Compensation Consultants, and Management
The Compensation Committee continued to retain Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant for 2024. F.W. Cook periodically collects and analyzes market data to provide a competitive reference on pay levels, structure, and performance alignment for executives and directors. F.W. Cook may also advise the Compensation Committee on other executive and director compensation matters and general compensation trends.
Outside of its role as independent compensation consultant, F.W. Cook does not provide any other services to us or our management and does not have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of F.W. Cook and concluded that its engagement does not raise any conflicts of interest.
While market data provided by an independent compensation consultant can be a useful guide in setting executive compensation, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program’s objectives with the realities of rewarding and retaining our executives and to measure the individual performance of our executives. In this regard, the Compensation Committee asks the Chief Executive Officer to make recommendations about the compensation to be paid to other executives. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters. Our Board or the Compensation Committee make all compensation decisions regarding our Chief Executive Officer without his participation.
While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. In addition, at the request of the Compensation Committee, members of management meet periodically with the Compensation Committee regarding the design of our compensation programs and other compensation matters. The members of the Compensation Committee meet regularly in executive sessions outside the presence of management.
Peer Group
The Compensation Committee uses peer company market data to guide its review of the total compensation of our executives. Our 2024 peer group was made up of publicly traded, natural resources companies based in the U.S. that generally had revenues and market capitalizations ranging from about 0.25 times to 6.0 times our revenue and market capitalization at the time the peer group was constructed. The Compensation Committee approved the peer group used to inform the 2024 compensation decisions in December 2023. In 2024, Amplify Energy Corporation, Natural Resource Partners LP, and Riley Exploration Permian, Inc. were added to the peer group. These entities replaced Compass Minerals International, Earthstone Energy Corporation, Hecla Mining Company, and Trecora Resources, which were used to inform 2023 compensation decisions. The 2024 peer group was adjusted to ensure it continues to provide relevant pay comparisons based on size and industry. The 2024 peer group consists of the following companies:

2024 Peer Group
American Vanguard Corporation	Chase Corporation	Riley Exploration Permian, Inc.
Amplify Energy Corporation	Coeur Mining, Inc.	Ring Energy, Inc.
Aris Water Solutions	Hawkins, Inc.	Select Water Solutions
Battalion Oil	Itafos Company	SilverBow Resources Company
Berry Corporation	NAACO Industries, Inc.
Centrus Energy Corporation	Natural Resource Partners LP

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2024 Compensation Decisions
Base Salary
During 2024, the Compensation Committee approved the following changes to executive salaries, which were generally at or below the median of the peer group:

Name	Base Salary at the End of 2023	Base Salary at the End of 2024	% Increase
Robert P. Jornayvaz III(1)	$50,000	—	—
Kevin S. Crutchfield(2)	—	$600,000	—%
Matthew D. Preston(3)	$325,000	$390,000	20%
Christina C. Sheehan(4)	$310,000	$338,000	9%

(1)	Mr. Jornayvaz resigned from all positions with the Company on September 30, 2024.
(2)
Mr. Crutchfield was appointed Chief Executive Officer effective December 2, 2024, with his salary set forth in the CEO Employment Agreement and was designed to align with the median market salary of other Chief Executive Officers in our peer group.

(3)
Mr. Preston’s base salary increased to reflect his agreement to remain as Chief Financial Officer in April 2024 and to more closely align with the median market salary of Chief Financial Officers in our peer group.

(4)	Ms. Sheehan’s base salary increased to more closely align with the median market salary of General Counsels in our peer group.
Cash Bonuses
2024 Bonus Program
An important component of our total compensation program is the annual cash incentive bonus program that is based on the attainment of pre-established annual performance goals. At the beginning of each year, the Compensation Committee selects the executive officers and other key employees who are eligible to participate in the program, establishes target bonus amounts, and sets the performance goals for the year. Shortly after the end of each year, the Compensation Committee certifies the bonus payments to be made for the year, if any, based on actual performance compared to the pre-established goals. Bonuses can be paid in cash or stock. The Compensation Committee may reduce or eliminate any potential earned award, or terminate the program, in accordance with the program.
Each of our executives was eligible to participate in our 2024 cash bonus program (the “2024 Bonus Program”), except for Mr. Jornayvaz and Mr. Crutchfield. In setting the 2024 target bonus amounts for each eligible executive, the Compensation Committee considered the following factors: (i) organizational level and expected impact on our annual operating results; (ii) the scope, level of expertise, and experience required for the named executive officer’s position; and (iii) competitive levels of target annual incentive opportunity.
The 2024 Bonus Program for executives was based on two pre-established performance areas: Company performance (75% weighting factor) and individual performance (25% weighting factor). The Company performance objectives were assessed based on four components: (i) Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”) (25% weighting); (ii) production cost per ton (25% weighting for potash, 5% weighting for Trio®); (iii) capital investments (25% weighting); and (iv) execution of health, safety and environmental targets (20% total weighting based on the following three components: 10% weighting based on total recordable incident rate (“TRIR”), 5% weighting based on safety metrics, and 5% weighting for expenses related to regulatory remediation). Adjusted EBITDA is calculated as net income adjusted for certain items that impact the comparability of results from period to period. Intrepid considers Adjusted EBITDA to be useful because the measure reflects Intrepid’s operating performance before the effects of certain non-cash and other items that Intrepid believes are not indicative of its core operation. Individual performance was based on each executive’s performance against specific goals for the year and the Compensation Committee’s evaluation of how each executive’s efforts and accomplishments contributed to the advancement of our long-term goals and achievement of pre-established performance goals.
Executive participants under the 2024 Bonus Program were eligible to receive between 0% and 200%, as applicable for each Company performance goal, of each participant’s respective target bonus based on actual performance. The total amount payable under the 2024 Bonus Program is calculated by multiplying each executive’s target bonus by performance percentages based on
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the previously listed pre-established performance areas. The payout for each of the performance areas is separate and not dependent on performance in other areas. In addition, the Compensation Committee can adjust bonus payout for extraordinary or unusual performance in any of the pre-established performance areas.
Target Bonus
The Compensation Committee established the 2024 target annual incentive amounts for each of our named executive officers under our 2024 Bonus Plan, as shown below.

Name	Base Salary at the End of 2024	Target Bonus as a % of Salary	Target Bonus
Robert P. Jornayvaz III(1)	—	—	—
Kevin S. Crutchfield(2)	$600,000	—	—
Matthew D. Preston	$390,000	70%	$273,000
Christina C. Sheehan(3)	$338,000	50%	$169,000

(1)	Mr. Jornayvaz resigned from all positions with the Company on September 30, 2024.
(2)	Mr. Crutchfield was appointed Chief Executive Officer effective December 2, 2024, and was not eligible to participate in the 2024 Bonus Program.
(3)	Ms. Sheehan’s target bonus percentage increased to more closely align with the median market target bonus percent of General Counsels in our peer group.
2024 Performance Goals
Adjusted EBITDA (25% Weighting for Company Performance) & Production Cost Per Ton (30% Weighting for Company Performance)
The Compensation Committee believes that executive compensation should be aligned with Company strategy and objectives, with a bonus payout adjusted depending on performance in comparison to a budgeted amount of Adjusted EBITDA and production cost per ton because they are the two measures most in control of the executive team that drive profit. Participants under the 2024 Bonus Plan were eligible to receive between 0% and 200% of each participant’s respective target bonus based on actual performance as discussed below. Results between levels are determined through linear interpolation.
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Adjusted EBITDA Payout Matrix:

Target	Percent of Goal Achieved	Payout of Goal Element
<$20.4 Million	<80%	0%
$20.4 Million	80%	50%
$23.0 Million	90%	75%
$25.6 Million	100%	100%
$27.2 Million	106.25%	125%
$28.8 Million	112.50%	150%
$30.4 Million	118.75%	175%
≥$32.0 Million	≥125%	200%

Production Cost Per Ton Payout Matrix for Potash and Trio®:

POTASH COST PER TON Target	Trio® cost per ton Target	Percent of Target Achieved	Payout of Goal Element
≤$179	≤$175	≤75%	200%
$191	$186	80%	180%
$203	$198	85%	160%
$215	$210	90%	140%
$227	$221	95%	120%
$239	$233	100%	100%
$252	$245	105%	83%
$263	$256	110%	67%
$275	$268	115%	50%
>$275	>$268	>115%	0%

Capital Investments (25% Weighting for Company Performance)
The Compensation Committee believes that executive compensation should be aligned with Company strategy and objectives, with a bonus payout adjusted depending on performance on key opportunity capital projects in comparison to a set of budgeted goals. The purpose is to reward managing growth and capital improvements efficiently. Each opportunity project had a spend, completion timing, and business objective goal as part of the bonus program. Specifically, in evaluating the performance for the 2024 Bonus Program, key opportunity projects were measured based on project spend, which must be within +5% or -15% of approved amounts; project completion, the project must be completed within 45 days of the targeted substantial completion date; and project performance, the projects were expected to deliver the anticipated business result. The bonus funding schedule for this performance metric reflects the fact that not every goal is likely to be met.
Capital Investment Matrix:

	Minimum (Payout at 50% of Target)	Target (Payout at 100% of Target)	Maximum (Payout at 200% of Target)
Key Opportunity Projects	Achieve 70% of project goals	Achieve 85% of project goals	Achieve 100% of project goals

Health, Safety, and Environmental (“HSE”) (20% Weighting for Company Performance)
The Compensation Committee believes that executive compensation should be aligned with Company objectives to promote and ensure the safety of its employees and to protect the environment. The safety targets are designed to promote safety over all our operations. The safety metrics include a measurement of both TRIR (10% of the weighting for Company performance) and
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compliance with Company safety metrics, which include conducting regular safety audits, holding daily safety briefings, and identifying and communicating incident reports (5% of the weighting for Company performance). The regulatory remediation targets (5% of the weighting for Company performance) reflect environmental and regulatory expenses incurred for noncompliance related fines, additional remediation obligations, and related payments and other expenses that are not forecasted as part of our ongoing compliance obligations. These targets are designed to incentivize strict adherence to environmental and regulatory standards. The following demonstrates the calculation of the HSE factors in the Company performance scorecard.
Safety Matrix:
TRIR (10% Weighting for Company Performance):

TRIR Outcome Compared to 2023 Result	TRIR	Payout of Goal Element
20% Improved Total Recordable Incident Rate	1.00	200%
Maintain Total Recordable Incident Rate	1.25	100%
20% Worse Total Recordable Incident Rate	1.50	50%

Compliance with Safety Metrics (5% Weighting for Company Performance):

	Minimum (Payout of 50% of Target)	Target (Payout at 100% of Target)	Maximum (Payout at 200% of Target)
Safety Metrics	Achieve 85% of safety metrics	Achieve 95% of safety metrics	Achieve 100% of safety metrics

Regulatory Remediation (5% Weighting for Company Performance):

Regulatory / Remediation Expenses	Target Expense	Payout of Goal Element
≤75% of Target	≤$375,000	200%
Target	$500,000	100%
125% of Target	$625,000	50%
>125% of Target	>$625,000	0%

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2024 Threshold, Target, and Actual Results

Performance Metric	Target	2024 Actual	Actual as % of Target	2024 Incentive Payout	Weighted Payout
Company Performance (75% of Total)
Adjusted EBITDA (25% of Company Performance))	$25.6 million	$ 35.5 million	138.7%	200%	37.5%
Production Cost per Ton (30% of Company Performance)
• Potash (25%)	$239/ton	$218/ton	91.2%	135%	25.4%
• Trio® (5%)	$233/ton	$201/ton	86.3%	154%	5.8%
Capital Investments (25% of Company Performance)
• Key Opportunity Projects (25%)	Achieve 85% of project goals	85% of project goals achieved	100%	100%	18.8%
HSE (20% of Company Performance)
• TRIR (10%)	1.25	0.86	31.2% Improvement	200%	15.0%
• Compliance with Safety Metrics (5%)	Achieve 95% of Safety Metrics	Achieved 95% of Safety Metrics	100%	100%	3.8%
• Regulatory Remediation (5%)	$500,000	Exceeded $625,000		0%	0.0%
Individual Performance (25% of Total)(1)	N/A	N/A	N/A	100%	25.0%
Total Weighted Payout					131.1%

(1)
Individual performance was measured against each executive’s performance goals established during the year, as well as the CEO and Compensation Committee’s assessment of each executive’s efforts and accomplishments that contributed to the advancement of our long-term goals.

Actual 2024 Bonus Payout
Based on Company performance, as outlined above, and application of each executive officer’s individual performance under the 2024 Bonus Program, the Company paid the following amounts under the 2024 Bonus Program:

Name	Target Bonus	Bonus Payout at 131.1% of Target
Matthew D. Preston	$273,000	$357,869
Christina C. Sheehan	$169,000	$221,538

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Equity Awards
In 2024, we granted equity awards to our executives under our Amended and Restated Equity Incentive Plan, in the form of time-based restricted stock awards, performance-based restricted stock awards, and performance-based restricted stock unit awards. The structure of the equity grants is intended to align the interests of our executives with those of our stockholders and to provide a compensation element intended to retain our executives over the long term. For 2024, the value of the long-term equity awards granted to each executive was based on the Compensation Committee’s assessment of each executive’s expected future contributions to the Company, ability to impact our long-term results that drive stockholder value, each named executive officer’s overall long-term performance, and competitive levels of long-term equity compensation for similarly situated executives at our peer companies.
Equity awards granted to our named executive officers in 2024 were as follows, the terms of which are described in more detail below.

Name	Time-Based Restricted Stock Awards (RSA): Number of Shares of Restricted Stock	Performance- Based Restricted Stock Awards or Restricted Stock Performance Units (PSUS): Number of Shares of Restricted Stock or PSUs at target Number	Restricted Stock Award Grant Value	Monte-Carlo Fair Value of Performance- Based Restricted Stock Awards	Total Equity Award Value
Robert P. Jornayvaz III(1)	—	—	$—	$—	$—
Kevin S. Crutchfield(2)	63,892	54,244	1,750,002	1,808,168	3,558,170
Matthew D. Preston(3)	24,462	11,235	499,982	199,983	699,965
Christina C. Sheehan(4)	7,743	8,426	149,982	149,983	299,965

(1)	Mr. Jornayvaz was not granted any equity awards during 2024.
(2)	Mr. Crutchfield could earn up to a maximum of 111,285 PSUs under his two performance-based equity awards.
(3)
Mr. Preston’s grant of equity awards increased to more closely align with the median Chief Financial Officers in our peer group and as consideration for his agreement to continue to serve as Chief Financial Officer.

(4)	Ms. Sheehan’s grant of equity awards increased to more closely align with the median General Counsels in our peer group.
Mr. Crutchfield’s Equity Awards
Mr. Crutchfield was granted equity awards, as set forth in the CEO Employment Agreement between Intrepid and Mr. Crutchfield. Mr. Crutchfield was granted restricted shares and PSUs. Approximately 50% of the total value of the equity awards was granted as restricted shares vesting in three equal installments beginning on December 2, 2025, subject to continued employment, and the remaining 50% of the total value of the equity awards was granted as PSUs comprised of an award based on absolute total shareholder return (“TSR”) (the “aTSR award”) and an award based on a relative TSR (the “rTSR award”). Both the aTSR and rTSR awards were granted using a TSR metric to ensure that a portion of his equity awards was aligned with increasing shareholder value. Vesting of PSUs are settled through the issuance of an equal number of shares of the Company’s common stock.
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Relative Total Shareholder Return Award
Under the rTSR award, Mr. Crutchfield has the ability to earn between 0% and 200% of the target amount of PSUs based on Company’s relative TSR during the period January 1, 2025 through December 31, 2027 (the “Performance Period”) compared to the TSR of each constituent member of the Russell 2000 Index as of January 1, 2025, (the “Peer Group”) during the Performance Period. Vesting is based on the Company’s TSR percentile rank within the Peer Group as shown in the table below:

	Company TSR Percentile Rank Compared to Peer Group Companies	PSUs Eligible to Vest
Maximum	90th	91,710
	80th	78,609
	70th	65,507
Target	55th	45,855
	45th	32,754
	35th	19,652
	25th	6,551
Threshold	20th	—

To the extent the Company’s TSR percentile rank compared to the Peer Group Companies is between any of the levels above, the number of restricted stock units eligible to vest shall be determined using linear interpolation, rounded to the nearest whole percentage. If the Company’s TSR is negative, then, irrespective of the Company’s relative TSR percentile ranking, the number of restricted stock units that shall be eligible to vest shall be capped at the then-applicable “Target” number of restricted stock units. In no event will the fair market value of the shares of common stock issuable under this award (as measured on the vesting date) exceed 500% of the “Target” identified above.
The closing share price of our common stock was $27.39 on the date of the grant.
Absolute Total Shareholder Return Award
Under the aTSR award, Mr. Crutchfield has the ability to earn up to 19,575 PSUs based on achieving certain TSR hurdles on or prior to December 31, 2028. The TSR, measured on any date, is calculated as the sum of the average closing price of Intrepid’s common stock over the previous 90 trading days, plus the amount of any cash dividends paid from and after January 1, 2025, through such date. The TSR for the aTSR award is not measured and the TSR hurdles shown below may not be achieved prior to the 90th trading day after January 1, 2025.

TSR Hurdle	Incremental PSUs that Become Eligible to Vest	Cumulative PSUs Eligible to Vest
$27.39 (Threshold)	—	— (Threshold)
$30	2,796	2,796
$37 (Target)	5,593	8,389 (Target)
$44	5,593	13,982
$55	5,593	19,575

The vest timing is determined by the date a TSR threshold price target is achieved. For TSR threshold price targets achieved on or before the first grant date anniversary, the PSUs earned for achieving the TSR threshold will vest in three annual installments beginning on the first anniversary of the grant date. For TSR threshold price targets achieved after the first grant date anniversary and before the 2nd grant date anniversary, one-third of the total PSUs earned will vest immediately upon achievement of the TSR threshold, one-third of the total PSUs earned will vest on the second grant date anniversary, and one-third of the total PSUs earned will vest on the third grant date anniversary. For TSR threshold price targets achieved after the second grant date anniversary and
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before the third grant date anniversary, two-thirds of the total PSUs earned will vest immediately upon achievement of the TSR threshold and one-third of the total PSUs will vest on the third grant date anniversary. For any TSR threshold price targets met after third grant date anniversary and on or before December 31, 2028, the PSUs earned will vest immediately. Any PSUs that have not become eligible to vest on or prior to December 31, 2028, are forfeited as of the close of business on December 31, 2028.
The closing share price of our common stock was $27.39 on the date of the grant.
Other Executives’ Equity Awards
On March 15, 2024, the Compensation Committee granted equity awards to Mr. Preston and Ms. Sheehan with (i) approximately 50% of the total award value granted as time-based restricted shares vesting in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment, and (ii) approximately 50% of the total award value granted as performance-based restricted shares (“PSAs”). The PSAs were granted with vesting based on stock price growth to align executive compensation with increases in shareholder value. The grant price was $19.37 per share and the PSAs vest based on the achievement of stock price thresholds, and subject to continued employment, 33.33% of the PSAs vest on March 15, 2025, if the average closing stock price for 20 consecutive trading days is at least 10% greater than the grant date stock price (price hurdle is $21.31); 33.33% vest on March 15, 2026, if the average closing stock price for 20 consecutive trading days is at least 15% greater than the grant date stock price (price hurdle is $22.28); and 33.33% vest on March 15, 2027, if the average closing stock price for 20 consecutive trading days is at least 25% greater than the grant date stock price (price hurdle is $24.21). All stock price thresholds have been met as of December 31, 2024.
See “Options Exercised and Stock Vested in 2024” below for information about restricted stock that vested in 2024 for each of our executives.
Retention Compensation
In connection with the sudden and unexpected medical leave of absence of Mr. Jornayvaz, the Compensation Committee and our Board awarded cash retention payments to Mr. Preston and Ms. Sheehan. The payments were in connection with an interim increase in their leadership and roles, particularly for Mr. Preston as he was Acting PEO and Chief Financial Officer, while our Board addressed the loss of the Chief Executive Officer and began the search that culminated in Mr. Crutchfield's employment as CEO in December 2024. Mr. Preston and Ms. Sheehan were each paid $50,000 per month and $25,000 per month, respectively, from the commencement of Mr. Jornayvaz’s medical leave until the effective date of Mr. Crutchfield’s appointment as Chief Executive Officer.
In addition, on April 10, 2024, the Compensation Committee granted an additional equity award of 14,137 restricted shares to Mr. Preston as consideration for his continued service as Chief Financial Officer. The award vests in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment.
Employee Benefits
Our employees, including executives, are eligible for various employee benefits, including medical and dental insurance, group life insurance, accidental death and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. We generally match 100% of an employee’s 401(k) deferrals up to a specified percentage of compensation or as limited by law. In addition, executives are entitled to the payment or reimbursement of supplemental long-term disability insurance premiums. We also provide relocation assistance to new executives and certain other employees. These benefits are generally consistent with the benefits provided by other companies of our size and help us remain competitive in attracting and retaining our executive talent.
Perquisites
Our executives are eligible for a gym membership allowance and paid parking or mass transit. These benefits are generally consistent with the benefits we provide to our Denver-based employees. For 2024, executives were also eligible for a reimbursement for regular physical examinations, including a tax reimbursement under certain circumstances. We believe that these benefits are appropriate and help us retain and reward our executive talent and also believe that it is in our best interests for our executives and other employees to be in good health.
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Change-in-Control Benefits
Our executives are entitled to change-in-control severance benefits under our broad-based severance policy and in some cases individual change-in-control severance agreements. These benefits are intended to meet the following objectives:
•	to reduce the distraction of the executives that would result from the personal uncertainties caused by a change in control;
•	to encourage the executives’ full attention and dedication to us during a change in control;
•	to provide the executives with compensation and benefit arrangements upon a change in control that are competitive with those of similarly situated companies; and
•	to retain key talent.
We agreed to certain change-in-control benefits for Mr. Crutchfield that are set forth in the CEO Employment Agreement. The change-in-control benefits for our other executives were unchanged in 2024. You can find more information about potential change-in-control benefit amounts below under the heading “Potential Payments Upon Termination or Change in Control.”
Noncompetition Agreements
We have entered into noncompetition agreements with our executives and other key employees. Mr. Crutchfield has a noncompetition provision in the CEO Employment Agreement that extends 18 months after his employment with the Company. Our other executives have also entered into agreements that provide generally that, if the executive voluntarily leaves the Company or is terminated for cause, he or she will not solicit our employees or work for a customer or competitor of the Company for a period of 12 months after termination.
Insider Trading Policy and Hedging and Pledging Transactions
A description of our insider trading policy and hedging and pledging policy can be found above under the headings “Corporate Governance—Insider Trading Policy” and “Corporate Governance- Hedging and Pledging Transactions,” respectively.
Stock Ownership Guidelines
All of our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period. For more information, please see above under the heading “Corporate Governance—Stock Ownership Guidelines.”
Compensation Clawback Policy
On September 14, 2023, our Board of Directors adopted a compensation clawback policy (the “Clawback Policy”). The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by current and former executive officers during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. The Clawback Policy also allows the Company to clawback compensation from any employee who is determined to have engaged in a misconduct event. A copy of the Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Accounting Impact and Tax Deductibility of Compensation
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, PSAs, and PSUs under our equity incentive award plans are accounted for under ASC Topic 718. We consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Risk Assessment
The Compensation Committee has concluded that the compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company.
Intrepid Potash, Inc.   35   2025 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.
The Compensation Committee
Hugh E. Harvey, Jr. (Chair)
Chris A. Elliott
Mary E. McBride
Barth E. Whitham
Intrepid Potash, Inc.   36   2025 Proxy Statement

Executive Compensation
2024 Summary Compensation Table
The following table sets forth the total compensation earned for services rendered during the years shown by our named executive officers as of December 31, 2024.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Robert P. Jornayvaz III(6)	2024	$22,644	$—	$—	$—	$2,054,716	$2,077,360
Former Executive Chair of the Board and Chief Executive Officer	2023	50,000	—	2,999,961	—	6,303	3,056,264
	2022	50,000	750	3,898,475	—	6,468	3,955,693
Kevin S. Crutchfield(7)
Chief Executive Officer	2024	46,154	50,000	3,558,170	—	27,069	3,681,393
Matthew D. Preston(8)	2024	375,850	375,000	699,965	357,869	25,251	1,833,935
Chief Financial Officer	2023	324,820	30,000	399,966	142,614	26,128	923,528
	2022	307,027	52,943	399,941	203,807	22,312	986,030
Christina C. Sheehan	2024	335,379	187,500	299,965	221,538	19,940	1,064,322
General Counsel and Corporate Secretary	2023	315,577	73,501	199,970	69,113	16,689	674,850

(1)	Includes regular base salary, pay for vacation, choice holiday, sick, retroactive pay, bereavement, and volunteer time off.
(2)
Represents company-wide bonuses and other transactional and retention bonuses for certain executives, with the bonus payment to Mr. Crutchfield paid upon starting as the new CEO, and the bonuses to Mr. Preston and Ms. Sheehan reflecting the temporary increase in their responsibilities and leadership following the sudden medical departure of Mr. Jornayvaz as CEO.

(3)
Represents the aggregate grant date fair value of awards of restricted stock and restricted stock units calculated in accordance with ASC 718, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts below under the heading “Grants of Plan-Based Awards in 2024” and in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. For 2024, the aggregate grant date fair value of stock awards includes both the time-vesting restricted stock, performance-vesting restricted stock, and performance-vesting restricted stock units

(4)	Represents annual cash bonuses earned under our 2024 Bonus Program. See “Compensation Discussion and Analysis – 2024 Bonus Program” above for additional information.
(5)	The following table describes components of the 2024 amounts in this column:

All Other Compensation	Robert P. Jornayvaz III	Kevin S. Crutchfield	Matthew D. Preston	Christina C. Sheehan
Severance or Medical Separation Payments(a)	$2,041,949	$—	$—	$—
Reimbursement of Legal Fees	—	14,556	—	—
Intrepid Contributions to 401(k) Plan	1,062	1,159	16,583	12,872
Perquisites and Other Personal Benefits(b)	3,360	—	3,360	2,100
Short-Term Disability	7,885	—	—	—
Supplemental Long-term Disability Premiums	—	—	2,616	2,482
Miscellaneous(c)	460	11,354	2,692	2,486
Total	$2,054,716	$27,069	$25,251	$19,940

Intrepid Potash, Inc.   37   2025 Proxy Statement

(a)
Represents payments made to the former CEO as part of the Separation Agreement between Intrepid and the former CEO’s Guardian and Conservator that was entered into in September 2024. The payments were determined to generally provide for the disability-related acceleration of Mr. Jornayvaz’s equity awards.

(b)	Represents amounts paid for office parking or mass transit, gym membership fees, executive physicals, and the value of health or service awards.
(c)	Represents various miscellaneous expenses including reimbursement for commuting expenses and amounts grossed up for taxes on health or service awards.
(6)
Mr. Jornayvaz served as Executive Chair of the Board and Chief Executive Officer until April 15, 2024. On April 16, 2024, our Board granted Mr. Jornayvaz a medical leave of absence. Mr. Jornayvaz resigned from all positions with the Company on September 30, 2024. The medical separation payments provided to Mr. Jornayvaz generally reflected acceleration of prior equity awards pursuant to the disability treatment provisions.

(7)	Mr. Crutchfield was appointed Chief Executive Officer effective December 2, 2024.
(8)	Mr. Preston served as Acting PEO from April 16, 2024 to December 1, 2024.
Intrepid Potash, Inc.   38   2025 Proxy Statement

Grants of Plan-Based Awards in 2024
The following table provides information about plan-based awards granted to our executives in 2024:

	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)(3)		All Other Stock Awards: Number of Shares of Stock or Units(3)(4)	Grant Date Fair Value of Stock, Options and Unit Awards(5)
Name and Award Type			Target	Maximum	Threshold	Target	Maximum
Robert P. Jornayvaz III(6)			$—	$—	$ —	—	—	—	$—
RSA - Time			—	—	—	—	—	—	—
RSA - Performance			—	—	—	—	—	—	—
Bonus Program			—	—	—	—	—	—	—
Kevin S. Crutchfield(7)
RSA - Time	12/2/2024	11/26/2024	—	—	—	—	—	63,892	1,750,002
Absolute PSU	12/2/2024	11/26/2024	—	—	—	8,389	19,575	—	443,065
Relative PSU	12/2/2024	11/26/2024	—	—	—	45,855	91,710		1,365,103
Bonus Program
Matthew D. Preston(8)
RSA - Time	3/15/2024	3/7/2024	—	—	—	—	—	10,325	199,995
RSA - Time	4/10/2024	4/10/2024	—	—	—	—	—	14,137	299,987
RSA - Performance	3/15/2024	3/7/2024	—	—	—	11,235	—	—	199,983
Bonus Program			273,000	546,000	—	—	—	—	—
Christina C. Sheehan
RSA - Time	3/15/2024	3/7/2024	—	—	—	—	—	7,743	149,982
RSA - Performance	3/15/2024	3/7/2024	—	—	—	8,426	—	—	149,983
Bonus Program			169,000	338,000	—	—	—	—	—

(1)
Represents possible payouts that could have occurred under our 2024 Bonus Program for Mr. Preston and Ms. Sheehan. See “Compensation Discussion and Analysis – 2024 Cash Bonuses” above for additional information.

(2)
Represents restricted shares or restricted stock units that could potentially vest under performance-vesting restricted stock awards and performance-vesting restricted stock units. See “Compensation Discussion and Analysis – Equity Awards” for additional information.

(3)
Holders of restricted stock generally have the same voting, regular dividend, and other rights as holders of our common stock. Holders of restricted stock units do not have voting or other rights as holders of our common stock but do have regular dividend rights. With respect to any dividends to which holders are entitled under their award agreements, the dividend payment or distribution will be withheld and accrued by us and will be subject to the same vesting schedule as is applicable to the restricted stock or restricted stock unit and will be forfeited if the underlying restricted stock or restricted stock unit is forfeited.

(4)
Represents time-based restricted shares granted to executives. The awards vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment. See “Compensation Discussion and Analysis – Equity Awards” for additional information. The awards also vest in the event of death, disability, or a change in control followed by a qualifying termination of employment.

(5)
Represents the aggregate grant date fair value of equity awards calculated in accordance with ASC Topic 718, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

(6)
Mr. Jornayvaz served as Executive Chair of the Board and Chief Executive Officer until April 15, 2024. On April 16, 2024, our Board granted Mr. Jornayvaz a medical leave of absence. Mr. Jornayvaz resigned from all positions with the Company on September 30, 2024.

(7)	Mr. Crutchfield was appointed CEO on November 26, 2024, effective December 2, 2024.
(8)	Mr. Preston served as Acting PEO from April 16, 2024, to December 1, 2024.
Intrepid Potash, Inc.   39   2025 Proxy Statement

Outstanding Equity Awards at the End of 2024
The following table provides information regarding outstanding stock options and restricted stock held by our executives as of December 31, 2024.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Un-exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
Robert P. Jornayvaz III(2)	3/12/2018	155,818	—	$39.00	9/30/2025	—	$—	—	$—
	6/4/2017	51,369	—	22.90	9/30/2025	—	—	—	—
	11/8/2016	60,000	—	10.30	9/30/2025	—	—	—	—
Kevin S. Crutchfield	12/2/2024(3)	—	—	—	—	63,892	1,400,513	—	—
	12/2/2024(4)	—	—	—	—	—	—	8,389	183,887
	12/2/2024(5)	—	—	—	—	—	—	45,855	1,005,142
Matthew D. Preston	3/17/2022(3)	—	—	—	—	1,005	22,030	—	—
	3/17/2022(6)	—	—	—	—	—	—	1,069	23,432
	3/17/2023(3)	—	—	—	—	5,118	112,187	—	—
	3/17/2023(7)	—	—	—	—	—	—	8,080	177,114
	3/15/2024(3)	—	—	—	—	10,325	226,324	—	—
	3/15/2024(6)	—	—	—	—	—	—	11,235	246,271
	4/10/2024(3)	—	—	—	—	14,137	309,883	—	—
Christina C. Sheehan	3/17/2022(3)	—	—	—	—	216	4,735	—	—
	3/17/2023(3)	—	—	—	—	2,559	56,093	—	—
	3/17/2023(7)	—	—	—	—	—	—	4,040	88,557
	3/15/2024(3)	—	—	—	—	7,743	169,727	—	—
	3/15/2024(6)	—	—	—	—	—	—	8,426	184,698

(1)	Market value is based on the closing market price of our common stock on December 31, 2024 ($21.92 per share).
(2)	Mr. Jornayvaz forfeited all his restricted stock awards in connection with his separation from the Company on September 30, 2024 and his vested options expire on September 30, 2025.
(3)	Award of time-based restricted stock vests in three annual installments beginning on the first anniversary of the grant date, subject to continued employment.
(4)
Award of aTSR PSUs. No vesting will occur until a TSR threshold price target is achieved, subject to continued employment at Intrepid. The last measurement date for a TSR threshold price target is December 31, 2028. The vest timing is determined by the date a TSR threshold price target is achieved. For TSR threshold price targets achieved on or before the first grant date anniversary, the PSUs earned for achieving the TSR threshold will vest in three annual installments beginning on the first anniversary of the grant date. For TSR threshold price targets achieved after the first grant date anniversary and before the 2nd grant date anniversary, one-third of the total PSUs earned will vest immediately upon achievement of the TSR threshold, one-third of the total PSUs earned will vest on the second grant date anniversary, and one-third of the total PSUs earned will vest on the third grant date anniversary. For TSR threshold price targets achieved after the second grant date anniversary and before the third grant date anniversary, two-thirds of the total PSUs earned will vest immediately upon achievement of the TSR threshold and one-third of the total PSUs will vest on the third grant date anniversary. For any TSR threshold price targets met after third grant date anniversary and on or before December 31, 2028, the PSUs earned will vest immediately. Any PSUs that have not become eligible to vest on or prior to December 31, 2028, are forfeited as of the close of business on December 31, 2028.

(5)
Award of rTSR PSUs. PSUs are eligible to vest based on the Company’s relative rank of the Company’s TSR during the period from January 1, 2025, through December 31, 2027, compared to the TSR of the constituent companies during the same period, subject to continued employment during this period. The constituent companies are those companies comprising the Russell 2000 Index as of January 1, 2025.

(6)
Award vests in three equal annual installments if the Company satisfies certain performance criteria for the relevant periods, subject to the named executive officer’s continued employment with the Company through the vesting date. As of December 31, 2024, all of the performance thresholds have been met.

(7)
Award vests in three equal annual installments if the Company satisfies certain performance criteria for the relevant periods, subject to the named executive officer’s continued employment with the Company through the vesting date. As of December 31, 2024, none of the performance thresholds have been met.

Intrepid Potash, Inc.   40   2025 Proxy Statement

Options Exercised and Stock Vested in 2024
The following table provides information about options exercised and restricted stock that vested in 2024 for each of our executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Robert P. Jornayvaz III	—	—	76,473	$1,593,889
Kevin S. Crutchfield	—	—	—	—
Matthew D. Preston	—	—	5,155	100,312
Christina C. Sheehan	—	—	1,494	28,939

(1)	Value was calculated by multiplying the number of shares that vested in 2024 by the closing market price of our common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
This section describes and quantifies potential payments that may be made to each of our executives at, following, or in connection with the termination of his or her employment or as a result of a change in control of Intrepid. Other than as described below for Mr. Crutchfield, we did not make any changes to executives’ potential termination and change-in-control benefits in 2024. For Mr. Crutchfield, these benefits are provided under the CEO Employment Agreement and his equity award agreements. For our other executives, these benefits are provided under their change-in-control severance agreements or our broad-based change-in-control severance policy and under their equity award agreements. Except for Mr. Crutchfield, executives are not entitled to severance benefits outside of a change in control.
Change in Control
Qualifying Termination Following a Change in Control
A “change in control” occurs if any one of the following events occurs:
•	Any individual, entity, or group becomes the beneficial owner of more than 30% of our voting securities.
•	The directors on our Board on the date on which the agreement was entered into, or directors nominated by those directors, cease to constitute at least two-thirds of our Board.
•
There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 30% or less by our voting securityholders prior to the transaction.

•	Our stockholders approve a complete plan of liquidation or dissolution.
Mr. Crutchfield
Mr. Crutchfield’s severance is “double-trigger,” in that all severance will be paid to Mr. Crutchfield only if he has a qualifying termination of employment three months before or within 24 months after the change in control. In such an event, Mr. Crutchfield is entitled to receive:
•	All earned but unpaid base salary and earned but unpaid annual bonus;
•	Vesting of any benefits;
•	Payment of any accrued but unused vacation;
•	Reimbursement of any un-reimbursed business expenses;
•	225% of his base salary plus his target bonus (reduced by any separation payments CEO may have received, if termination prior to three months before the change in control);
Intrepid Potash, Inc.   41   2025 Proxy Statement

•	A pro-rata share of his target bonus for the fiscal year of the termination;
•	Accelerated vesting of any outstanding time-vested equity awards;
•	Accelerated vesting of any outstanding performance-based equity awards in accordance with the terms of the applicable award agreement; and
•	Coverage for Mr. Crutchfield and his eligible dependents under the Company’s group health insurance plan pursuant to COBRA or similar state law for an 18-month period.
Pursuant to the CEO Employment Agreement, Mr. Crutchfield is entitled to certain separation benefits if he is terminated without “Cause” or for “Good Reason.” In such an event, Mr. Crutchfield is entitled to receive:
•	All earned but unpaid base salary and earned but unpaid annual bonus;
•	Vesting of any benefits;
•	Payment of any accrued but unused vacation;
•	Reimbursement of any un-reimbursed business expenses;
•
The sum of his base salary plus target bonus multiplied by: 200% if the termination occurs before December 2, 2025; 175% if the termination occurs before December 2, 2026; and 150% if the termination occurs after December 2, 2026.

•
Accelerated vesting of the next unvested tranche, if any, of the time based portion of his December 2, 2024 equity grant (for more information about the December 2, 2024 equity grant please see above under the heading “Mr. Crutchfield’s Equity Awards”);

•
Accelerated or continued vesting of his performance-based December 2, 2024 equity grant as follows (i) for the aTSR Award, accelerated vesting for any time-vesting units that would vest 12 months following termination, any remaining unvested units will remain outstanding for the lesser of 24 months or through the last day of the performance period (for more information about the aTSR award please see above under the heading “Mr. Crutchfield’s Equity Awards-Absolute Total Shareholder Return Award”); and (ii) for the rTSR Award, a pro-rated number of shares as follows: one-third of the total units will remain outstanding if the termination date is before December 2, 2025, two-thirds of the total units will remain outstanding if the termination date is before December 2, 2026, and all shares will remain outstanding of the termination occurs after December 2, 2026, with the remainder of all units during the above referenced time periods being forfeited (for more information about the rTSR award please see above under the heading “Mr. Crutchfield’s Equity Awards-Relative Total Shareholder Return Award”); and

•	Coverage for Mr. Crutchfield and his eligible dependents under the Company’s group health insurance plan pursuant to COBRA or similar state law for an 18-month period.
To receive the benefits described above, Mr. Crutchfield is bound by non-solicitation provisions that prohibit Mr. Crutchfield from hiring our employees or soliciting our business relations for a period of 18 months following the date of termination.
“Cause” means Mr. Crutchfield’s: (i) material breach of the CEO Employment Agreement, (ii) failure (other than as a result of any physical or mental disability or infirmity) or refusal to perform his duties; (iii) material violation of any written employment policy or rule of the Company, which results in or is likely to result in any material reputational or financial harm to the Company, (iv) misconduct or gross negligence in the performance of his duties to the Company that has a material adverse effect on the Company, (v) willful and material act of embezzlement, fraud or misappropriation of any funds, property, or business opportunity of the Company, (vi) illegal use or distribution of drugs or any abuse of alcohol that adversely affects Mr. Crutchfield’s performance in any material respect or (vii) indictment for, conviction of, or plea of guilty or nolo contendere to, any felony or any misdemeanor of moral turpitude.
“Good Reason” exists in the event any of the following actions are taken without Mr. Crutchfield’s consent: (i) a reduction in his base salary or target bonus opportunity, unless such reduction is not in excess of 10% of the base salary or target bonus opportunity and is implemented generally across the executive team in response to business conditions; (ii) a diminution in Mr. Crutchfield’s title, duties, responsibilities, or authorities; (iii) a requirement that Mr. Crutchfield report to an officer or employee
Intrepid Potash, Inc.   42   2025 Proxy Statement

other than the Non-Executive Chair; (iv) a relocation of Mr. Crutchfield’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (v) any other action or inaction by the Company that constitutes a material breach of its obligations under this Agreement.
Other Executives
If an executive’s employment is terminated by us without “Cause” or for “Good Reason” within 24 months of a change in control, the executive would be entitled to the following additional termination benefits:
•	A lump sum cash payment equal to (a) one times the executive’s annual salary, plus (b) one time the average of the last two years’ annual bonus;
•
If the executive has not been employed through two full bonus cycles, the bonus portion of the calculation uses the average of the actual bonus paid for the most recently completed cycle and the current year target bonus;

•	If the executive has not been employed through one bonus cycle, the bonus portion of the calculation is based on the current year’s target bonus amount;
•	A lump sum cash payment equal to the current year’s target annual bonus, pro-rated for the length of time the executive was employed during the year prior to termination;
•	Accelerated vesting of any outstanding time-vested equity awards;
•	Accelerated vesting of any outstanding performance-based equity awards that have met targets;
•	Continuation of standard health and welfare benefits for up to one year; and
•	Individual outplacement services up to a maximum of $5,000.
The executive is not entitled to these benefits upon termination of employment for any other reason following a change in control, including a termination for “Cause,” or as a result of death or disability.
To receive the benefits described above, all executives are bound by non-solicitation provisions that prohibit the executive from hiring our employees or soliciting our business relations for a period of one year following the date of termination.
“Cause” means any (a) conviction of, or pleading nolo contendere to, a felony; (b) engaging in theft, fraud, embezzlement, or willful misappropriation of our property; (c) violation of any of our policies or practices regarding discrimination or harassment that would be grounds for termination of one of our employees in general; or (d) willful failure to perform substantially the executive’s material duties that is not cured within 30 days.
“Good Reason” means (a) a reduction in the executive’s salary or annual bonus opportunity; (b) a material diminution in the executive’s responsibility or authority; (c) a change of more than 30 miles in the location at which the executive primarily performs his or her services; or (d) any material failure by us to comply with any material term of the executive’s change in control severance agreement. The executive is required to notify us of any of these events or conditions within 90 days, and we must fail to cure the event or condition within 30 days after notice.
Post-Employment or Change-in-Control Payments
The tables below quantify the post-employment and change-in-control payments to which our executives other than Mr. Jornayvaz would be entitled upon the occurrence of the specified trigger events. All calculations assume that the termination of employment occurred on December 31, 2024.
The court-appointed guardian of the Company’s former principal executive officer, Robert P. Jornayvaz III, entered into a Separation Agreement with the Company on September 30, 2024 in connection with his separation with the Company. See Related-Person Transactions- Separation Agreement with Mr. Jornayvaz below for payments made to Mr. Jornayvaz.
Intrepid Potash, Inc.   43   2025 Proxy Statement

Kevin S. Crutchfield

Type of Compensation	Termination without Cause or by Executive with Good Reason Unrelated to Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	$2,400,000	$—	$1,350,000
Target Bonus for Year of Termination	—	—	600,000
Accelerated Vesting of Time-Based Equity Awards(1)	466,838	—	1,400,513
Accelerated Vesting of Performance-Based Equity Awards(2)	—	—	—
Other Benefits – Health & Welfare(3)	26,345	—	26,345
Other Benefits – Outplacement Services	—	—	—
Total Post-Employment or Change-in-Control Compensation	$2,893,183	$—	$3,376,858

Matthew D. Preston

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	$—	$—	$563,211
Bonus for Year of Termination	—	—	273,000
Accelerated Vesting of Time-Based Equity Awards(1)	—	—	670,423
Accelerated Vesting of Performance-Based Equity Awards(4)	—	—	269,704
Other Benefits – Health & Welfare(5)	—	—	29,056
Other Benefits – Outplacement Services	—	—	5,000
Total Post-Employment or Change-in-Control Compensation	$—	$—	$1,810,394

Christina C. Sheehan

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	$—	$—	$419,379
Bonus for Year of Termination	—	—	117,250
Accelerated Vesting of Time-Based Equity Awards(1)	—	—	230,555
Accelerated Vesting of Performance-Based Equity Awards(4)	—	—	184.698
Other Benefits – Health & Welfare(5)	—	—	10,304
Other Benefits – Outplacement Services	—	—	5,000
Total Post-Employment or Change-in-Control Compensation	$—	$—	$967,186

(1)
Amount was calculated by multiplying the number of shares of restricted stock held on December 31, 2024, by the closing market price of our common stock on December 31, 2024 ($21.92 per share). Executives are entitled to full vesting on all restricted stock upon a qualifying termination of employment within twenty-four months following a change in control.

(2)
No PSUs under the aTSR award agreement would be subject to accelerated vesting as TSR hurdles may not be achieved prior to the 90th trading day after January 1, 2025. No PSUs under the rTSR award would be subject to accelerated vesting as the performance period under the award agreement had not commenced as of December 31, 2024.

(3)
Represents COBRA premiums for Mr. Crutchfield and eligible dependents for up to an 18-month period from the date of termination or when Mr. Crutchfield becomes eligible for group health insurance coverage due to subsequent employment.

(4)
Other executives are entitled to a full vesting of PSUs upon a qualifying termination of employment within twenty-four months following a change in control provided the performance threshold was achieved as of December 31, 2024.

(5)	Represents COBRA premiums for up to one year from the date of termination or when the executive obtains coverage under another employer’s medical plan.
Intrepid Potash, Inc.   44   2025 Proxy Statement

Benefits on Death or Disability
Our salaried employees, including executives, are eligible for group life, accidental death, and disability insurance benefits upon a termination of employment due to death or disability. In addition, executives and other senior employees who hold equity awards are entitled to accelerated vesting on their unvested equity awards in accordance with the terms of the award agreements and all vested stock options remain exercisable for 12 months following the termination of employment due to death or disability.
Assuming a termination of employment due to death or disability on December 31, 2024, the value of this accelerated vesting for each of our executives would have been as follows:

Name	Accelerated Vesting of Equity Awards(1)
Kevin S. Crutchfield	$1,400,513
Matthew D. Preston	940,127
Christina C. Sheehan	415,252

(1)	Amount was calculated by multiplying the number of shares that would vest on December 31, 2024, by the closing market price of our common stock on December 31, 2024 ($21.92 per share).
All executives are eligible for supplemental disability and long-term care insurance benefits upon a termination of employment due to disability. We estimate that these executives would be entitled to up to approximately $30,000 per month in supplemental disability and long-term care insurance benefits for the duration of the disability.
Intrepid Potash, Inc.   45   2025 Proxy Statement

CEO Pay Ratio
This section provides information about the ratio of the 2024 annual total compensation of the PEO to the median of the 2024 annual total compensation of our other employees. The CEO pay ratio shown below is a reasonable estimate calculated in a manner consistent with SEC rules.
Since we had multiple PEOs in 2024, for purposes of calculating the pay ratio this year, we have used Mr. Crutchfield’s compensation to serve as the basis for the ratio, since he was the individual serving in this position on December 31, 2024, the date selected for identifying our median employee. Mr. Crutchfield’s 2024 annual total compensation as reported in the Summary Compensation Table (“SCT”) was $3,681,393. Since Mr. Crutchfield was appointed Chief Executive Officer effective December 2, 2024, as shown in the table below, we annualized his total compensation as follows to arrive at a value of $4,532,998, used for the ratio of annual total compensation for our Chief Executive Officer to the annual total compensation for our median employee.

SCT Components	Actual Values from SCT	For CEO Pay Ratio: Annualized Values + One-Time Values	Rational
Salary	$46,154	$600,000	Annualized salary
Bonus	50,000	50,000	Not annualized; One-time cash sign-on payment
Stock Awards	3,558,170	3,558,170	Not annualized: One-time award of 63,892 RSAs and 54,244 RSUs
Non-Equity Incentive Plan Compensation	—	—	Did not participate in the 2024 bonus program
All Other Compensation	27,069	324,828	Annualized all other compensation
Total CEO Pay	$3,681,393	$4,532,998

The 2024 annual total compensation of our median employee was $97,300. Thus, the ratio of Mr. Crutchfield’s 2024 annual total compensation to the median of the 2024 annual total compensation of all other employees was 46.6 to 1.0.
We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We determined our median employee based on taxable wages of each of our employees, excluding Mr. Crutchfield, as of December 31, 2024. Our median employee is an equipment operator and did not receive any equity awards in 2024. After identifying the median employee based on 2024 total taxable wages, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table above in this Proxy Statement. Because different companies use different methods to determine their estimated CEO pay ratio, the estimated CEO pay ratio above should not necessarily be used as a basis for comparisons between companies.
Intrepid Potash, Inc.   46   2025 Proxy Statement

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Robert P. Jornayvaz III[1] ($)	Summary Compensation Table Total for Matthew D. Preston[1] ($)	Summary Compensation Table Total for Kevin S. Crutchfield[1] ($)	Compensation Actually Paid to Robert P. Jornayvaz III[1,2,3] ($)	Compensation Actually Paid to Matthew D. Preston[1,2,3] ($)	Compensation Actually Paid to Kevin S. Crutchfield[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Adjusted EBITDA ($ Millions)[5]
									TSR ($)	Peer Group TSR ($)
2024	2,077,360	1,833,935	3,681,393	(651,252)	1,816,820	2,970,956	1,004,322	1,015,252	80.89	146.88	(212.8)	35.5
2023	3,056,264	—	—	1,850,584	—	—	691,979	502,364	88.15	155.12	(35.7)	41.6
2022	3,955,693	—	—	7,424,996	—	—	655,066	378,521	106.53	139.74	72.2	141.7
2021	3,940,695	—	—	8,680,400	—	—	462,920	479,980	157.68	151.20	249.8	67.6
2020	2,069,567	—	—	3,742,949	—	—	446,174	440,929	89.11	118.32	(27.1)	20.8

1.
Robert P. Jornayvaz III served as PEO from 2020 to April 2024. Matthew D. Preston served as PEO from April 2024 to December 2024. Kevin S. Crutchfield served as PEO from December 2024 to year-end. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Matthew D. Preston	Matthew D. Preston	Matthew D. Preston	Matthew D. Preston	Christina C. Sheehan
Robert E. Baldridge	Robert E. Baldridge	Robert E. Baldridge	Christina C. Sheehan
Kyle R. Smith	Kyle R. Smith	Kyle R. Smith	E. Brian Stone
E. Brian Stone	E. Brian Stone	E. Brian Stone

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Robert P. Jornayvaz III ($)	Exclusion of Stock Awards for Robert P. Jornayvaz III ($)	Inclusion of Equity Values for Robert P. Jornayvaz III ($)	Compensation Actually Paid to Robert P. Jornayvaz III ($)
2024	2,077,360	—	(2,728,612)	(651,252)

Year	Summary Compensation Table Total for Matthew D. Preston ($)	Exclusion of Stock Awards for Matthew D. Preston ($)	Inclusion of Equity Values for Matthew D. Preston ($)	Compensation Actually Paid to Matthew D. Preston ($)
2024	1,833,935	(699,965)	682,850	1,816,820

Year	Summary Compensation Table Total for Kevin S. Crutchfield ($)	Exclusion of Stock Awards for Kevin S. Crutchfield ($)	Inclusion of Equity Values for Kevin S. Crutchfield ($)	Compensation Actually Paid to Kevin S. Crutchfield ($)
2024	3,681,393	(3,558,170)	2,847,733	2,970,956

Intrepid Potash, Inc.   47   2025 Proxy Statement

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,004,322	(299,965)	310,895	1,015,252

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Robert P. Jornayvaz III ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Robert P. Jornayvaz III ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Robert P. Jornayvaz III ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Robert P. Jornayvaz III ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Robert P. Jornayvaz III ($)	Total - Inclusion of Equity Values for Robert P. Jornayvaz III ($)
2024	—	—	—	(233,918)	(2,494,694)	(2,728,612)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Matthew D. Preston ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Matthew D. Preston ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Matthew D. Preston ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Matthew D. Preston ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Matthew D. Preston ($)	Total - Inclusion of Equity Values for Matthew D. Preston ($)
2024	782,478	(76,789)	—	(22,839)	—	682,850

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Kevin S. Crutchfield ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Kevin S. Crutchfield ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Kevin S. Crutchfield ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Kevin S. Crutchfield ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Kevin S. Crutchfield ($)	Total - Inclusion of Equity Values for Kevin S. Crutchfield ($)
2024	2,847,733	—	—	—	—	2,847,733

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	354,425	(36,778)	—	(6,752)	—	310,895

4.
The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Basic Materials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024.The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Dow Jones U.S. Basic Materials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024. Adjusted EBITDA is a non-GAAP financial measure. More information on Adjusted EBITDA can be found in the “2024 Cash Bonus Program” section of the Compensation Discussion and Analysis in this proxy statement.

Intrepid Potash, Inc.   48   2025 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company, and the Dow Jones U.S. Basic Materials Index TSR.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

Compensation Actually Paid ($ Millions)
TSR (12/31/2019 Indexed to $100)
10
8
6
4
2
0
-2
$200
$160
$120
$80
$40
$0
2019
2020
2021
2022
2023
2024
Fiscal Year
100.00
118.32
151.20
139.74
155.12
146.88
100.00
89.11
157.68
106.53
88.15
80.89
3.7
0.4
8.7
0.5
7.4
0.4
1.9
0.5
-0.7
1.8
3.0
1.0
Robert P. Jornayvaz III Compensation Actually Paid
Matthew D. Preston Compensation Actually Paid
Kevin S. Crutchfield Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Intrepid Potash, Inc. TSR
Dow Jones U.S. Basic Materials Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

Compensation Actually Paid ($ Millions)
10
8
6
4
2
0
-2
-4
$625
$500
$375
$250
$125
$0
-$125
-$250
Net Income ($ Millions)
3.7
0.4
-27.1
8.7
0.5
249.8
7.4
0.4
72.2
1.9
0.5
-35.7
-0.7
1.8
3.0
1.0
-212.8
2020
2021
2022
2023
2024
Fiscal Year
Robert P. Jornayvaz III Compensation Actually Paid
Matthew D. Preston Compensation Actually Paid
Kevin S. Crutchfield Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Intrepid Potash, Net Income

Intrepid Potash, Inc.   49   2025 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA ($ Millions)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA ($ Millions) during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Adjusted EBITDA

Compensation Actually Paid ($ Millions)
10
8
6
4
2
0
-2
Adjusted EBITDA ($ Millions)
$150
$120
$90
$60
$30
$0
3.7
0.4
20.8
8.7
0.5
67.6
7.4
0.4
141.7
1.9
0.5
41.6
-0.7
1.8
3.0
1.0
35.5
2020
2021
2022
2023
2024
Fiscal Year
Robert P. Jornayvaz III Compensation Actually Paid
Matthew D. Preston Compensation Actually Paid
Kevin S. Crutchfield Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA ($ Millions)

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for 2024 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA
Production Cost Per Ton
Capital Investments
HSE Targets

Intrepid Potash, Inc.   50   2025 Proxy Statement

Director Compensation
Director Compensation Policy
The Compensation Committee periodically reviews director compensation and, if appropriate, recommends any changes to our Board for its approval. Recommendations are based on a review of compensation for nonemployee directors of peer companies of comparable size based on general industry data collected by F. W. Cook. In 2024, F.W. Cook reviewed and made recommendations to the Governance Committee for changes to nonemployee director compensation, which our Board approved in September 2024. After approving the changes to the nonemployee director compensation, in September 2024, our Board reassigned the review of director compensation from the Governance Committee to the Compensation Committee.
Our director compensation program for 2024 provided for the following compensation for nonemployee directors:

Annual cash retainer	$90,000
Annual grant of restricted stock with one-year vesting	$85,000
Additional annual cash retainer to Chair of the Board(1)	$75,000
Additional annual cash retainer to each committee chair:
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee(2)(3)	$7,500
Environmental, Health, Safety, and Sustainability (EHSS) Committee(2)(4)	$7,500
Strategy Committee(5)	$10,000

(1)	Effective July 10, 2024.
(2)
The compensation for the Nominating and Corporate Governance Committee chairperson and Environmental, Health, Safety, and Sustainability Committee chairperson increased from $7,500 to $10,000, effective January 1, 2025.

(3)	On March 25, 2025, our Board amended the name of Nominating and Corporate Governance Committee to the Nominating, Corporate Governance, Safety, and Sustainability Committee.
(4)	Our Board dissolved the EHSS Committee on March 25, 2025, and director compensation for the chairperson of the EHSS Committee was prorated accordingly.
(5)	Our Board dissolved the Strategy Committee on September 12, 2024, and director compensation for the chairperson of the Strategy Committee was prorated accordingly.
In September 2024, our Board approved a one-time equity grant of restricted stock, with a value of $24,992, for all nonemployee directors in light of the additional work the nonemployee directors undertook during Mr. Jornayvaz’s medical leave of absence. The awards vest in full on the earlier of May 25, 2025, or a director’s earlier termination of service with Company. The awards also vest in the event of death, disability, or a qualifying change in control.
Cash retainers are generally paid in quarterly installments. The annual restricted stock grant is made at the first Board meeting after the Annual Meeting.
Intrepid Potash, Inc.   51   2025 Proxy Statement

Director Compensation Table
The table below sets forth the compensation paid to or earned by our directors, other than Mr. Jornayvaz and Mr. Crutchfield, whose compensation is reported above under the heading “Executive Compensation – 2024 Summary Compensation Table.” We did not provide any additional compensation to Mr. Jornayvaz or Mr. Crutchfield for their service on our Board. For all other directors, the amounts reported in the table below represent compensation paid to or earned by them in accordance with our nonemployee director compensation policy.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Chris A. Elliott	$97,010	$109,979	$206,989
Hugh E. Harvey, Jr.	68,791	109,979	178,770
Lori A. Lancaster	97,500	109,979	207,479
Mary E. McBride	105,000	109,979	214,979
Barth E. Whitham	138,253	119,982	258,235
William M. Zisch	97,500	109,979	207,479

(1)
This amount represents the grant date fair value of annual and restricted stock awards granted in 2024 for all nonemployee directors, calculated in accordance with financial statement reporting rules, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

Our directors held the following shares of restricted stock as of December 31, 2024:

Name	Shares of Restricted Stock
Chris A. Elliott	4,437
Hugh E. Harvey, Jr.	4,437
Lori A. Lancaster	4,437
Mary E. McBride	4,437
Barth E. Whitham	4,836
William M. Zisch	4,437

Intrepid Potash, Inc.   52   2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information regarding the beneficial ownership of our common stock as of April 7, 2025, by the following persons:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board and each executive officer named in the Summary Compensation Table above; and
•	all members of our Board and current executive officers as a group.
The table is based on information that we received from these individuals and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or other equity awards that are exercisable as of April 7, 2025, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the awards for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock generally have the same voting and other rights as holders of our common stock, and therefore, are included in the beneficial ownership for each applicable person.
To our knowledge, none of our directors or executive officers have pledged as security any of the shares that they beneficially own. Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or under marital property laws, shares these powers with his or her spouse) with respect to the shares shown in the table below. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Shares Outstanding Beneficially Owned(1)
Stockholders Beneficially Owning More Than 5%
Robert P. Jornayvaz III	1,423,648(2)	10.5%
Clearway Capital Management Ltd	1,203,222(3)	9.0%
Blackrock	940,376(4)	7.1%
Gate City Capital Management, LLC	785,642(5)	5.9%
Directors and Named Executive Officers
Kevin S. Crutchfield	91,308(6)	*
Matthew D. Preston	62,901(7)	*
Barth E. Whitham	47,091(8)	*
Chris A. Elliott	44,397(9)	*
Christina C. Sheehan	22,876(10)	*
Mary E. McBride	21,587(9)	*
Lori A. Lancaster	13,052(9)	*
William M. Zisch	10,107(9)	*
Hugh E. Harvey, Jr.	4,437(9)	*
Gonzalo M. Avendano	1,040(11)	*
Current directors and executives as a group (10 persons)	323,796	2.4%

*	Less than 1%
(1)
The percentage ownership for each stockholder on April 7, 2025, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 13,320,590 shares of our common stock outstanding on April 7, 2025.

Intrepid Potash, Inc.   53   2025 Proxy Statement

(2)
Represents (a) 1,099,476 shares held by Intrepid Production Corporation (“IPC”) that are or may be deemed to be beneficially owned by Robert P. Jornayvaz III because of his position as the sole stockholder, sole director, and President of IPC, (b) 56,985 shares unrestricted shares, and (c) 267,187 shares subject to stock options that are exercisable as of April 7, 2025, or within 60 days of that date.

(3)
Based solely on a Schedule 13D/A filed with the SEC on February 14, 2025. The principal business office of Teton Trust Company LLC as Trustee of Clearway Trust is 36 E. Broadway, Suite 9-3, PO Box 490, Jackson, Wyoming 83001.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 5, 2025. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)
Based solely on a Schedule 13D/A filed by Gate City Capital Management, LLC filed with the SEC on February 10, 2025. The principal business office of Gate City Capital Management, LLC is 8725 W. Higgins Road, Suite 530, Chicago, IL 60631.

(6)	Includes 91,308 shares of restricted stock.
(7)	Includes 47,717 shares of restricted stock.
(8)	Includes 4,836 shares of restricted stock.
(9)	Includes 4,437 shares of restricted stock.
(10)	Includes 22,097 shares of restricted stock.
(11)	Includes 1,040 shares of restricted stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers, and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2024, all applicable Section 16(a) filing requirements were complied with on a timely basis, except that one late Form 4 was filed by Mr. Jornayvaz as a 10% holder of our common stock on December 26, 2024.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2024, regarding our Amended and Restated Equity Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	273,206	$29.04	873,047
Equity compensation plans not approved by security holders	__	__	__
Total	273,206	$29.04	873,047

Intrepid Potash, Inc.   54   2025 Proxy Statement

Certain Relationships and Related-Person Transactions
Policy on Transactions with Related Persons
Our Board has adopted a written policy with respect to related-person transactions. Under this policy, the Audit Committee must review and approve or ratify any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000, and (c) a related person has or will have a direct or indirect material interest. In addition, related-person transactions must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means (a) any of our directors, executive officers, or nominees for director, (b) any stockholder that beneficially owns more than 5% of the outstanding shares of our common stock, (c) any immediate family member of the foregoing, and (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10%) or control of the entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of us and our stockholders.
In addition, our Board-adopted Code of Business Conduct and Ethics provides that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of the opportunity through his or her affiliation with us.
Our Board or the Audit Committee approved each of the arrangements described below under the heading “—Related-Person Transactions” pursuant to our policy when we originally entered into or agreed to it.
Related-Person Transactions
Set forth below is a description of transactions between us and our officers, directors, and greater than 5% stockholders since the beginning of 2024.
Director Designation and Voting Agreement
Intrepid, Intrepid Production Corporation (“IPC”), and certain other entities were parties to a Director Designation and Voting Agreement (the “Designation Agreement”) that was entered into on April 25, 2008. The Designation Agreement provided that it would terminate with respect to any party and its affiliates when their collective beneficial ownership fell below five percent of our outstanding common stock. Mr. Jornayvaz is the sole owner of IPC, which was the only party to the Designation Agreement in 2024. Under the Designation Agreement, each party agreed to designate one candidate for nomination and election to our Board and to vote their shares in favor of the other’s candidate. On October 8, 2024, Intrepid and IPC terminated the Designation Agreement.
Registration Rights Agreement
Intrepid and IPC are parties to a Registration Rights Agreement that was entered into in 2008. Harvey Operating and Production Company (“HOPCO”), which Mr. Harvey was the sole owner of, was a party to the agreement but is now a dissolved entity. Under this agreement IPC has the right, in certain circumstances, to require us to register for sale the shares of common stock held by it. Subject to the terms and conditions of the agreement, IPC may make up to three demands for registration, one of which may require a shelf registration statement. In addition, IPC has piggyback registration rights that give it the right to have its shares included in a registration statement for certain future registered offerings by us. We will bear all costs of registration pursuant to the registration rights provided under this agreement. There were no costs associated with this agreement in 2024.
Intrepid Potash, Inc.   55   2025 Proxy Statement

Aircraft Use
In 2009, we entered into an aircraft dry-lease agreement with Intrepid Production Holdings LLC (“IPH”), which is indirectly owned by Mr. Jornayvaz (“Aircraft Lease”). In 2014, the Aircraft Lease was amended to update rates. The Aircraft Lease allowed us to use an aircraft owned by IPH for Intrepid business purposes on an as-needed basis. The Aircraft Lease had an initial one-year term beginning on January 9, 2009, and thereafter automatically renewed on a month-to-month basis. Under the Aircraft Lease , we paid $6,235 per flight hour for use of the aircraft. We were also responsible for taxes and insurance deductibles relating to our use of the aircraft. Intrepid and IPH terminated this agreement on October 8, 2024. During 2024, we paid IPH $24,940 for use of the aircraft.
Cooperation Agreement
In connection with Mr. Avendano’s appointment to our Board, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Clearway Capital Management LLC and certain other persons and entities listed on Schedule A thereto (together with Clearway, the “Investor Group”). Pursuant to the Cooperation Agreement, the Investor Group agreed not to conduct a proxy contest or engage in any solicitation of proxies regarding the election of directors with respect to the 2025 and 2026 annual meetings of stockholders.
Under the Cooperation Agreement, the Investor Group also agreed to abide by certain voting commitments, customary standstill obligations, and mutual non-disparagement provisions which remain in effect 30 calendar days prior to the last day of the advance notice period for the submission by stockholders of non-proxy access director nominations for the Company’s 2027 annual meeting of stockholders. The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 15, 2025.
Separation Agreement with Mr. Jornayvaz
On September 30, 2024, we entered into a Separation Agreement and General Release (the “Separation Agreement”) with the court-appointed guardian of the Company’s former principal executive officer, Robert P. Jornayvaz III. Pursuant to the Separation Agreement, Mr. Jornayvaz resigned from all positions with the Company and its subsidiaries and affiliates, including as the Chief Executive Officer and as a member of its Board of Directors, effective September 30, 2024. The Company paid Mr. Jornayvaz $2,041,949 in cash in respect of all compensation owed to him for services rendered prior his leave of absence and certain COBRA benefits. In addition, Mr. Jornayvaz also received certain medical benefits in connection with the injury and he forfeited all unvested equity awards granted to him.
The Separation Agreement also provided for the termination of the Aircraft Lease and the “Designation Agreement (both described above under the heading “Related-Person Transactions-Director Designation and Voting Agreement and Aircraft Use”). The termination of the Aircraft Lease and the Designation Agreement are a result of Mr. Jornayvaz’s separation and there are no penalties or other costs associated with the termination of these agreements.
Under the Separation Agreement, Mr. Jornayvaz will be eligible to be re-appointed as a director of the Company on or before December 31, 2025, if he is capable of discharging the responsibilities of a member of our Board and he continues to own 5% or more of the Company’s common stock. Mr. Jornayvaz is subject to a customary “standstill” agreement until December 31, 2025, pursuant to which he will be prohibited from taking certain actions with respect to the Company.
Intrepid Potash, Inc.   56   2025 Proxy Statement

Householding
We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the Notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, Attention: Corporate Secretary, or call us at (303) 296-3006. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December 18, 2025, unless the date of our 2026 Annual Meeting is more than 30 days before or after May 29, 2026, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.
For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an Annual Meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding Annual Meeting. Accordingly, notice of stockholder proposals for the 2026 Annual Meeting of Stockholders must be received by us between January 29, 2026 and February 28, 2026. If the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or 70 days after May 29, 2026, we must receive the proposal or nomination no earlier than the 120th day before the Annual Meeting date and no later than the 90th day before the Annual Meeting date, or the 10th day following the day on which public disclosure of the date of the 2026 Annual Meeting of Stockholders is made. In addition to satisfying the notice requirements under our Bylaws, to comply with the universal proxy rules, the proposing stockholder should also comply with the additional requirements of a proper notice under SEC Rule 14a-19, which includes the statement that such stockholder intends to solicit at least 67% of the voting power of our shares of common stock entitled to vote on the election of directors in support of director nominees other than our nominees. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.
Annual Report on Form 10-K and Other SEC Filings
At your request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, without charge. You should send your written requests to Corporate Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.
You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC’s website at sec.gov.
Intrepid Potash, Inc.   57   2025 Proxy Statement

Other Matters
Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors,

Kevin S. Crutchfield
Chief Executive Officer
April 17, 2025
Intrepid Potash, Inc.   58   2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 28, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IPI2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 28, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors.

Nominees

	For	Against	Abstain
1a. Mary E. McBride	☐	☐	☐
1b. Barth E. Whitham	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000672534_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

INTREPID POTASH, INC.
Annual Meeting of Stockholders
May 29, 2025 10:00 AM (MDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew D. Preston and Christina C. Sheehan or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTREPID POTASH, INC. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held on May 29, 2025 at 10:00 a.m., MDT, via live webcast at www.virtualshareholdermeeting.com/IPI2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000672534_2 R1.0.0.2

Continued and to be signed on reverse side